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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material under §240.14a-12

INCYTE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Incyte

SOLVE ON.

# 2020 PROXY STATEMENT

AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Fellow Stockholders,

I write to you during an unprecedented and uncertain time, when the world is experiencing a global health crisis driven by COVID-19. It is too early to know the full effect of this pandemic, but I remain optimistic for the future prospects of Incyte. The year 2019 was one of strong execution by both our commercial and development teams. I am hopeful that we will persevere through this crisis and make 2020 a transformational year for Incyte, as we continue to execute on our strategy and our goal of establishing ourselves as a diversified, fast-growing and sustainable, independent global biopharmaceutical company. We have implemented our business continuity plans and I am pleased to say that all Incyte employees have risen to the challenge and are working hard to fulfill our mission of providing transformative medicines to patients.

Looking back over the past calendar year, our product and royalty revenues exceeded $2 billion for the first time in 2019, representing a 22% increase over 2018. Net sales of our largest product, Jakafi® (ruxolitinib), continued at an annual growth rate of more than 20%, reaching $1.7 billion for the year. On the R&D front: we received FDA approval of Jakafi for the treatment of steroid refractory acute GVHD; we very recently received FDA approval for Pemazyre™ (pemigatinib) for the treatment of patients with genetically defined cholangiocarcinoma; and we continued to advance our development pipeline, including ruxolitinib cream for atopic dermatitis and vitiligo, where we have generated promising data. Finally, our positive cash flow and strong balance sheet allowed us to continue to invest in innovation and growth.

At the beginning of 2020, we entered into a global strategic collaboration with MorphoSys AG to gain co-development and co-commercialization rights in the U.S., and exclusive rights ex-U.S., to tafasitamab, a late-stage program that could further add to the near and longer-term growth of our oncology business. The BLA for tafasitamab in r/r DLBCL is under priority review by the FDA, with a potential approval later this year.

We expect two additional FDA approvals in oncology this year, namely capmatinib in NSCLC and tafasitamab in r/r DLBCL. We also expect to advance our strategy to expand into dermatology with our first application for FDA approval of ruxolitinib cream in mild-to-moderate atopic dermatitis; and to progress our ongoing Phase 3 program in vitiligo, as a second large potential indication for ruxolitinib cream. In addition, we expect to report progress across multiple additional development opportunities in oncology, including from our LIMBER program, which is focused on expanding our leadership in MPNs beyond ruxolitinib, as well as from INCB86550, our first-in-class oral PD-L1 inhibitor.

These achievements would not be possible without the contribution of all Incyte associates around the world, who are working tirelessly to bring transformative medicines to patients. This is especially true amidst the current global uncertainty, during which Incyte will continue to keep patients' access to medicines as our first and foremost priority.

We recently added two new independent directors to our Board, who we believe will add significantly to the Board's scientific, clinical and regulatory expertise. We have also continued our stockholder outreach program, which included outreach to owners of over 80% of shares outstanding, and substantive corporate governance discussions with investors representing approximately 60% of shares outstanding. As in each of the last several years, stockholder feedback from our outreach program resulted in key changes, such as increasing the Performance Share (PSUs) component of Executive Compensation and moving the PSU performance period from one year to three years. We also introduced an Overboarding policy.

I would like to end my letter by acknowledging you, our stockholders, for your ongoing support. We look forward to updating you on our progress towards our enduring goals.

Solve On.

Hervé Hoppenot
Chairman, President and Chief Executive Officer

Incyte Corporation
1801 Augustine Cut-Off
Wilmington, Delaware 19803

Notice of Annual Meeting of Stockholders

Tuesday, May 26, 2020

1:00 PM Eastern Daylight Time

1815 Augustine Cut-Off, Wilmington, Delaware 19803*

To the Stockholders of Incyte Corporation:

The Annual Meeting of Stockholders of Incyte Corporation, a Delaware corporation (the "Company"), will be held at the Company's offices located at 1815 Augustine Cut-Off, Wilmington, Delaware 19803, on Tuesday, May 26, 2020, at 1:00 PM Eastern Daylight Time, for the following purposes:

Purposes:

1.
To elect nine directors to serve until the 2021 Annual Meeting of Stockholders and thereafter until their successors are duly elected and qualified;

2.
To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers;

3.
To approve an amendment to the Company's 1997 Employee Stock Purchase Plan;

4.
To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020;

5.
To vote on a stockholder proposal, if properly presented, described in more detail in the proxy statement; and

6.
To transact such other business as may properly come before the Annual Meeting of Stockholders and any postponement or adjournment of the Annual Meeting.

Record Date:	April 1, 2020—Stockholders of record as of the close of business on April 1, 2020 are entitled to notice of and to vote at the Annual Meeting and any postponement or adjournment thereof.

It is important that your shares be represented at this meeting. Even if you plan to attend the meeting, we hope that you will vote as soon as possible. Voting now will ensure your representation at the Annual Meeting regardless of whether you attend in person. You may vote over the internet, by telephone or by mailing the enclosed proxy card or voting instruction form. Please review the instructions on pages 1 and 80 of the attached Proxy Statement and your proxy card or voting instruction form regarding each of these voting options.

By Order of the Board of Directors

Maria E. Pasquale
Secretary
April 20, 2020

*
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC.

1	Proxy Statement Summary

2	Performance Highlights

4	Corporate Governance Highlights

5	Executive Compensation Highlights

8	Stockholder Engagement

10	Global Responsibility

11	Proposal 1 Election of Directors

	16	Board Committees

	19	Compensation of Directors

	21	Corporate Governance

30	Proposal 2 Advisory Vote to Approve Executive Compensation

	31	Executive Compensation

	34	Compensation Discussion and Analysis

	51	Compensation Committee Report

	52	Executive Compensation Tables

	63	Equity Compensation Plan Information

	64	Report of the Audit and Finance Committee of the Board

65	Proposal 3 Amend the 1997 Employee Stock Purchase Plan

68	Proposal 4 Ratification of Independent Registered Public Accounting Firm

69	Proposal 5 Stockholder Proposal

74	Security Ownership of Certain Beneficial Owners and Management

77	Other Matters

79	Frequently Asked Questions

A-1	Appendix A: Note Regarding Forward-Looking Statements

Proxy Statement 2020 | i

Proxy Statement Summary

Meeting Information

Time and Date: Place: Record Date: Admission: Mail Date:	1:00 PM EDT, May 26, 2020

1815 Augustine Cut-Off*
Wilmington, DE 19803

April 1, 2020

Please follow the instructions
contained in this Proxy
Statement

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 23, 2020

Voting Matters

PROPOSAL		BOARD'S VOTING RECOMMENDATION

1	Election of Directors	FOR each Nominee

2	Advisory Vote to Approve Executive Compensation	FOR

3	Amend the 1997 Employee Stock Purchase Plan	FOR

4	Ratification of Independent Registered Public Accounting Firm	FOR

5	Stockholder Proposal	AGAINST

How to Vote

You may vote using any of the following methods:

INTERNET	TELEPHONE	MAIL	IN PERSON
Stockholders of record may vote online at www.envisionreports.com/INCY	Stockholders of record may call toll-free 1-800-652—VOTE (8683)	Follow the instructions in your proxy materials.	You may obtain directions to the Annual Meeting by contacting our Company's Investor Relations Department at (302) 498-6700.

*
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC.

Proxy Statement 2020 | 1

Proxy Statement Summary

Performance Highlights

2019 was a year of strong execution by both our commercial and development teams, and we expect 2020 to be a transformational year for Incyte.

(1)
Jakafi is now approved by the U.S. FDA for treatment of steroid-refractory acute GVHD in adult and pediatric patients 12 years and older; Pemazyre is a kinase inhibitor indicated for the treatment of adults with previously treated, unresectable locally advanced or metastatic cholangiocarcinoma with a fibroblast growth factor receptor 2 (FGFR2) fusion or other rearrangement as detected by an FDA-approved test.
(2)
Cash and cash equivalents as of December 31, 2019

Product and royalty revenues exceeded $2 billion for the first time, representing a 22% increase over 2018. Net sales of our largest product, Jakafi® (ruxolitinib), grew at an annual growth rate of over 20%, reaching $1.7 billion for the year.

2 | Proxy Statement 2020

Proxy Statement Summary

At the beginning of 2019, we shared with investors a list of 15 key R&D goals(1) for the year, and during the year we achieved 13 of these goals.

Starting with our GVHD programs, based on the positive results of the REACH1 trial of Jakafi in steroid-refractory acute GVHD, we received FDA approval and successfully launched Jakafi in this indication. We also announced positive results from the Phase 3 REACH2 trial of Jakafi in the same indication. Results from the REACH3 trial of Jakafi in steroid-refractory chronic GVHD are expected in 2020. Results from the GRAVITAS-301 Phase 3 trial of itacitinib in patients with treatment-naïve acute GVHD were disappointing, as it showed that treatment with itacitinib did not statistically improve overall response rate or non-relapse mortality compared to placebo.

Moving to our solid tumor programs, we presented updated Phase 2 data from our pivotal trial of pemigatinib in patients with previously-treated cholangiocarcinoma, which supported our NDA submission to the FDA, and which led to the very recent approval of Pemazyre. In addition, the Phase 3 trial of pemigatinib in first-line cholangiocarcinoma has been initiated as have trials of pemigatinib in first-line bladder cancer and in patients with solid tumors with driver activations of FGF/FGFR.

Turning to our inflammation and autoimmunity activities, we presented Phase 2 results of ruxolitinib cream in patients with vitiligo, and we launched a global Phase 3 program in this indication.

Our partners also advanced two Incyte discovered programs. Novartis submitted the NDA for capmatinib in locally advanced or metastatic MET exon 14 skipping mutated non-small cell lung cancer (NSCLC), and Eli Lilly announced Phase 3 results of baricitinib in moderate to severe atopic dermatitis.

(1)
R&D goals shown are Investor Goals, which are separate from the 2019 Annual Incentive Compensation Plan Corporate Performance Objectives as described in the Compensation Discussion and Analysis
(2)
Development of ruxolitinib in GVHD in collaboration with Novartis.
(3)
Worldwide rights to capmatinib licensed to Novartis; Worldwide rights to baricitinib licensed to Lilly
(4)
FIGHT-201 and FIGHT-202 have the potential to enable product registration

So far in 2020, in addition to the recent approval of Pemazyre described above, we presented positive data from two Phase 3 trials, TrueAD1 and TrueAD2, of ruxolitinib cream in mild to moderate atopic dermatitis. We also announced a global collaboration with MorphoSys to gain rights to tafasitamab, which represents a strong strategic fit. The BLA for tafasitamab in r/r DLBCL is under priority review by the FDA, with a PDUFA date of August 30, 2020.

Proxy Statement 2020 | 3

Proxy Statement Summary

Corporate Governance Highlights

Board Evaluation and Refreshment

At least annually, the Board considers the following when assessing its composition: the knowledge, experience, and diverse perspectives of its directors; each individual director's performance and contributions to the Board and its committees; the personal circumstances and other time commitments of directors; and other factors the Board deems appropriate such as independence, absence of conflicts, and any reputational risks. The Board weighs these factors with the needs of our Board and its committees based on Incyte's current strategy and risk profile. Our directors serve one-year terms and all continuing directors are subject to our stockholders' votes every year.

As our Board has done three times in the last three years, including twice in the last five months, when it sees a current or future need it undertakes a thorough search for new directors. Dr. Harrigan, a neurologist, joined our Board in December 2019 and brings extensive executive leadership experience and expertise in clinical development, pharmaceutical regulatory process and business development. He will be instrumental as Incyte continues to develop and commercialize innovative medicines for serious unmet medical conditions. Dr. High, a hematologist, joined our Board in March 2020 and has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts.

Our Board as a whole represents a diverse group of individuals that bring various skills and experience. Our Board's continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.

Board Nominees Skills Matrix

Expertise	Hoppenot	Baker	Bienaimé	Clancy	Dixon	Fouse	Friedman	Harrigan	High

Biopharma Industry

Operational Leadership

International

Drug Discovery, Development & Regulatory

Commercial

Financial

Additional Information

PhD/MD

Gender	M	M	M	M	F	F	M	M	F

Independence

4 | Proxy Statement 2020

Proxy Statement Summary

Executive Compensation Highlights

Our Company has made great progress in ensuring executive compensation reflects Company performance, most notably by the addition of performance share awards ("PSUs") into the mix of equity compensation. The charts below illustrate how our CEO's compensation tracks in-line with our achievement of Board-approved corporate goals.

*
PSUs were introduced as a component of Executive Compensation in 2018.

Proxy Statement 2020 | 5

Proxy Statement Summary

Our executive compensation program is designed so that a substantial portion of the pay of our Chairman and Chief Executive Officer is delivered in the form of long-term incentives—which means that most of Mr. Hoppenot's Realizable Compensation (meaning, cash actually received during any year and the actual value of that year's equity grants as measured on December 31 of that year) is tied directly to our stock price performance and achievement of our long-term goals. Mr. Hoppenot's compensation, as reported in the Summary Compensation Table on page 52, reflects the accounting value of long-term incentives at grant and not the value actually received from these grants or their potential future value that may actually be realized. As a result, we believe that it is useful to compare Mr. Hoppenot's Realizable Compensation between 2017 and 2019 with his Summary Compensation Table compensation for the same period as illustrated in the chart below.

    Target Compensation reflects base salary, target bonus under the annual incentive compensation plan, and the value of stock and option awards as shown in the Summary Compensation Table, with the value of PSUs in 2018 and 2019 based on their target number of shares, not the amount of PSUs actually earned; Realizable Compensation includes the same elements but reflects the actual bonus paid under the annual incentive compensation plan and the number of PSUs earned each year at an $88.05 price.

    Realizable Compensation reflects realizable values for equity granted during the applicable calendar year, calculated as of December 31 of such year, and includes:

    •
    equity granted within applicable calendar year, which includes for each year one-half of the prior year's stock option award granted in January and one-half of the current year's stock option award granted in July

    •
    special stock option grants awarded in 2017 and 2018, each with no realizable value at the year-end stock prices

    •
    the number of PSUs actually earned in 2018 and 2019.

The lower Realizable Compensation for each of the three years is the result of a combination of lower stock price, underwater stock options, and short term incentive awards that were, in some cases, earned below target. The Compensation Committee has designed Mr. Hoppenot's compensation to ensure that his Realizable Compensation is closely tied to our stock price performance. Our Compensation Committee believes that its pay-for performance compensation strategy is working as intended and is best evaluated by examining Realizable Compensation, rather than solely the accounting compensation set forth in the Summary Compensation Table.

6 | Proxy Statement 2020

Proxy Statement Summary

Compensation versus Peers

The compensation of our CEO is in-line with our 2020 peer group's compensation as disclosed in their 2019 proxy reports, with Mr. Hoppenot's at-risk compensation percentage higher than that of the peer group average.

Average peer CEO compensation reflects 2018 compensation from the 2019 proxies of the peer group.

Proxy Statement 2020 | 7

Proxy Statement Summary

Stockholder Engagement

Each year, we proactively reach out to our stockholders to determine how our corporate governance, compensation practices and stockholder communications might improve. In 2017, 2018 and 2019, we contacted stockholders representing over 60%, 80% and 80% of our shares outstanding, respectively.

Shares Outstanding Involved in Outreach Campaign

As a result of this ongoing stockholder engagement over the last four years, we have implemented several significant enhancements in our corporate governance and compensation policies and in our stockholder communication practices, including most recently in 2019.

Our Board and management team made the following changes in response to feedback received:

✓
Eliminating special option grants to the CEO

✓
Restructuring director pay to be based on a set target value instead of fixed share grants

✓
Enhancing Environmental, Social and Governance ("ESG") disclosure, including human capital management (see page 28 for more details)

✓
Adding a board skills matrix to illustrate the individual experiences and skills our directors bring to our Board

✓
Adjusting the executive compensation pay mix to include higher percentages of performance shares and a three-year performance period for our CEO and other U.S. executive officers

✓
Adding enhanced disclosure on certain items such as retrospective goal achievement

✓
Adopting a director overboarding policy

In our latest round of outreach in the fall of 2019—which often included our Lead Independent Director, Julian Baker, who represents our largest stockholder—we reached out to top stockholders representing over 80% of our shares outstanding. We secured conversations with stockholders representing 45% of our shares outstanding, not including the shares owned by Baker Bros. Advisors LP. Mr. Baker was involved in conversations with investors collectively representing nearly 30% of our common stock.

8 | Proxy Statement 2020

Proxy Statement Summary

Following outreach, feedback was compiled and presented to the Nominating and Governance Committee for consideration and also discussed with the Compensation Committee, which then helped inform governance and compensation practices. Our Lead Independent Director, Mr. Baker, who participated on a number of our outreach calls, is a member of both of these committees. This feedback encouraged and supported the Board's decision to make the following changes:

2020 Executive Compensation Changes

Performance Share Changes
What we heard:

Most stockholders prefer at least a three year performance period for PSUs.

Many stockholders prefer to see a gradual increase in PSUs as a percentage of long-term equity compensation.

What we did:

The PSU percentage moved from 25% of long-term equity compensation to 30%.

The PSU performance period increased from one year to three years.

Governance Changes

What we heard:	New Overboarding Policy

Stockholders want to be sure our directors are not taking on too many board commitments that may prevent them from being engaged should a situation arise.

What we did:

Our Board adopted the policy that:

•

No newly appointed outside director who is a chief executive officer of another public company shall serve on more than two public company boards in total.

•

No newly appointed outside director who is not a chief executive officer of another public company shall serve on more than four public company boards in total.

•

No current director below these totals may exceed them.

We continually seek to engage with stockholders throughout the year, and we invite you to reach out with any comments or questions at any time. Please see the Investor section of our website for the appropriate contact information.

Proxy Statement 2020 | 9

Proxy Statement Summary

Global Responsibility

At Incyte, we believe that our commitment to innovation creates long-term value. Our rigorous pursuit of R&D excellence drives our efforts to create new therapies with the potential to improve the lives of patients, make a difference in healthcare, and build sustainable value for all our stakeholders.

We are committed to not only improving the treatment and experience of patients, but also supporting our colleagues, operating our business in a way that protects the environment, enhancing the communities in which we live and work. We value integrity, as well as ethical and responsible behavior in all aspects of our business, which helps to enable rapid responses to internal and external challenges and opportunities. In all of these ways, we seek to ensure that we are fulfilling the needs of all our stakeholders, including patients, employees, stockholders and our communities.

Our Global Responsibility strategy supports Incyte's sustainable, long-term growth in the following areas:

10 | Proxy Statement 2020

PROPOSAL 1 Election of Directors

The Board proposes the election of nine directors of our Company to serve until the next annual meeting of stockholders, or thereafter until their successors are duly elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominee designated by the Board to fill the vacancy.

Mr. Paul A. Brooke is retiring from our Board as of the Annual Meeting. We are very grateful for his years of service to Incyte and our stockholders.

Director Nominees

Names of the nominees and certain biographical information about them are set forth below:

Hervé Hoppenot	CHAIRMAN OF THE BOARD Age: 60	COMMITTEES: • None	DIRECTOR SINCE: 2014

BACKGROUND:

Mr. Hoppenot joined Incyte as President and Chief Executive Officer and a Director in January 2014, and was appointed Chairman of the Board in May 2015. Mr. Hoppenot served as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation, the U.S. subsidiary of Novartis AG, a pharmaceutical company, from January 2010 to January 2014. Prior to that, Mr. Hoppenot served in other executive positions at Novartis Pharmaceuticals Corporation, serving from September 2006 to January 2010 as Executive Vice President, Chief Commercial Officer of Novartis Oncology and Head of Global Product Strategy & Scientific Development of Novartis Pharmaceuticals Corporation and from 2003 to September 2006 as Senior Vice President, Head of Global Marketing of Novartis Oncology. Prior to joining Novartis, Mr. Hoppenot served in various increasingly senior roles at Aventis S.A. (formerly Rhône Poulenc S.A.), a pharmaceutical company, including as Vice President Oncology US of Aventis Pharmaceuticals, Inc. from 2000 to 2003 and Vice President US Oncology Operations of Rhone Poulenc Rorer Pharmaceuticals, Inc. from 1998 to 2000.
QUALIFICATIONS:

The Board has concluded that Hervé Hoppenot should serve on the Board because he has significant leadership and senior management experience from his various executive positions in the healthcare industry, including as the President of Novartis Oncology, Novartis Pharmaceuticals Corporation. His past experiences and his current role as our CEO give him strong knowledge of our strategy, markets, competitors, financials and operations.
OTHER PUBLIC COMPANY BOARDS:
Current Cellectis S.A.	Past 5 Years None

Proxy Statement 2020 | 11

Proposal 1 Election of Directors

Julian C. Baker	LEAD INDEPENDENT DIRECTOR Age: 53	COMMITTEES: • Compensation	• Nominating and Corporate Governance (Chair)	DIRECTOR SINCE: 2001

BACKGROUND:

Mr. Baker is a Managing Partner of Baker Brothers Investments, which he and his brother, Felix Baker, Ph.D., founded in 2000. Baker Brothers Investments is an investment advisor focused on long-term investments in life sciences companies. Mr. Baker's career as a fund manager began in 1994 when he co-founded a biotechnology investing partnership with the Tisch family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation.
QUALIFICATIONS:

The Board has concluded that Julian C. Baker should serve on the Board because he is an experienced investor in many life sciences companies. He brings to the Board significant strategic and financial expertise and extensive knowledge of the life sciences and biopharmaceuticals industries as a result of his investments in and service as a director of other publicly and privately held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current Acadia Pharmaceuticals, Inc.	Past 5 Years Genomic Health, Inc. (2001 - 2019) Idera Pharmaceuticals, Inc. (2014-2018)

Jean-Jacques Bienaimé	INDEPENDENT DIRECTOR Age: 66	COMMITTEES: • Compensation	DIRECTOR SINCE: 2015

BACKGROUND:

Mr. Bienaimé has served as Chief Executive Officer and a member of the board of directors of BioMarin Pharmaceutical Inc., a biopharmaceutical company, since May 2005. Mr. Bienaimé has also served as Chairman of BioMarin since June 2015. From November 2002 to April 2005, Mr. Bienaimé served as Chairman, Chief Executive Officer and President of Genencor, a biotechnology company focused on industrial bioproducts and targeted cancer biotherapeutics. Prior to joining Genencor, Mr. Bienaimé was Chairman, President and Chief Executive Officer of SangStat Medical Corporation, an immunology focused biotechnology company that was later acquired by Genzyme Corporation. He became President of SangStat in 1998 and Chief Executive Officer in 1999. Prior to joining SangStat, Mr. Bienaimé held various management positions from 1992 to 1998 with Rhône Poulenc Rorer Pharmaceuticals (now known as Sanofi Aventis), including Senior Vice President of Corporate Marketing and Business Development, and Vice President and General Manager of the advanced therapeutic and oncology division. Mr. Bienaimé is a director of the Biotechnology Innovation Organization and the Pharmaceutical Research and Manufacturers of America® (PhRMA).
QUALIFICATIONS:

The Board has concluded that Jean-Jacques Bienaimé should serve on the Board because he has significant leadership experience in the management of biotechnology organizations, business development, and sales and marketing of both biotechnology and pharmaceutical products. He also brings significant experience as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current BioMarin Pharmaceutical Inc.	Past 5 Years Vital Therapies, Inc. (2013-2018)

12 | Proxy Statement 2020

Proposal 1 Election of Directors

Paul J. Clancy	INDEPENDENT DIRECTOR Age: 58	COMMITTEES: • Audit and Finance (Chair)	DIRECTOR SINCE: 2015

BACKGROUND:

Mr. Clancy has more than 30 years of experience in financial management and strategic business planning, and has served as a senior advisor since October 2019 and formerly served as the Executive Vice President and Chief Financial Officer from July 2017 through October 2019 of Alexion Pharmaceuticals, Inc., a biopharmaceutical company. Prior to joining Alexion, Mr. Clancy served as Executive Vice President, Finance and Chief Financial Officer of Biogen Inc. (formerly known as Biogen Idec Inc.), a biopharmaceutical company, from August 2007 until June 2017. He also served as Senior Vice President of Finance of Biogen, with responsibilities for leading the treasury, tax, investor relations and business planning groups. Prior to the 2003 merger of Biogen, Inc. and IDEC Pharmaceuticals Corporation to form Biogen, Mr. Clancy was the Vice President of Portfolio Management of Biogen. He joined Biogen in 2001 as Vice President of U.S. Marketing. Before Biogen, Mr. Clancy spent 13 years at PepsiCo Inc., a food and beverage company, serving in a variety of financial, strategy and general management positions.
QUALIFICATIONS:

The Board has concluded that Paul J. Clancy should serve on the Board because he has significant financial and executive leadership experience at large multi-national biopharmaceutical companies. Mr. Clancy also has experience as a director of a publicly held biotechnology company, and his breadth and depth of financial experience position him well to serve as Chair of the Audit and Finance Committee of the Board.
OTHER PUBLIC COMPANY BOARDS:
Current Agios Pharmaceuticals, Inc.	Past 5 Years None

Wendy L. Dixon, Ph.D.	INDEPENDENT DIRECTOR Age: 64	COMMITTEES: • Audit and Finance	DIRECTOR SINCE: 2010

BACKGROUND:

Dr. Dixon served as Chief Marketing Officer and President, Global Marketing for Bristol Myers Squibb Company from December 2001 until May 2009 and served on the Chief Executive Officer's Executive Committee. From 1996 to 2001, she was Senior Vice President, Marketing—USHH at Merck & Co., Inc., and prior to that she held executive management positions at West Pharmaceuticals, Osteotech, Inc. and Centocor, Inc. and various positions at SmithKline & French Pharmaceuticals in marketing, regulatory affairs, project management and as a biochemist.
QUALIFICATIONS:

The Board has concluded that Wendy L. Dixon should serve on the Board because she has significant leadership experience in the pharmaceutical and biotechnology industry, including experience in drug development and regulatory affairs. Dr. Dixon has extensive experience in building successful marketing and sales teams and launching multiple pharmaceutical products across a broad range of therapeutic areas. Dr. Dixon also has significant experience serving as a director of other publicly held life sciences companies, including as a member of certain audit committees.
OTHER PUBLIC COMPANY BOARDS:
Current Alkermes plc bluebird bio, Inc. Voyager Therapeutics, Inc.	Past 5 Years Orexigen Therapeutics, Inc. (2010-2016) Sesen Bio, Inc. (2014-2020)

Proxy Statement 2020 | 13

Proposal 1 Election of Directors

Jacqualyn A. Fouse, Ph.D.	INDEPENDENT DIRECTOR Age: 58	COMMITTEES: • Audit and Finance • Nominating and Corporate Governance	DIRECTOR SINCE: 2017

BACKGROUND:

Dr. Fouse has served as Chief Executive Officer of Agios Pharmaceuticals, Inc., a biopharmaceutical company, since February 2019. Prior to Agios, she served as Executive Chair of Dermavant Sciences, a biopharmaceutical company from July 2017 to September 2018. From September 2010 until June 2017, Dr. Fouse served in various capacities at Celgene Corporation, a biopharmaceutical company, serving as Strategic Advisor to the Management Executive Committee from April 2017 to June 2017, President and Chief Operating Officer from March 2016 to March 2017, President, Hematology and Oncology from August 2014 to February 2016, Executive Vice President and Chief Financial Officer from February 2012 to July 2014, and Senior Vice President and Chief Financial Officer from September 2010 to February 2012. Prior to joining Celgene, Dr. Fouse served as Chief Financial Officer of Bunge Limited, a global agribusiness and food company, from July 2007 to September 2010. Prior to joining Bunge, Dr. Fouse served as Senior Vice President, Chief Financial Officer and Corporate Strategy at Alcon Laboratories, Inc. since 2006, and as its Senior Vice President and Chief Financial Officer since 2002. Prior to her time with Alcon she held a variety of senior leadership roles with international companies.
QUALIFICATIONS:

The Board has concluded that Jacqualyn A. Fouse should serve on the Board because she has significant corporate finance, financial reporting and accounting expertise as a result of her executive roles at Agios and previously at Dermavant Sciences and Celgene, as well as her prior positions with other companies. Additionally, Dr. Fouse is able to provide diverse and valuable corporate governance, management, operational and strategic expertise to the Board through her experience as an executive officer and a public company board member.
OTHER PUBLIC COMPANY BOARDS:
Current Agios Pharmaceuticals, Inc. Dick's Sporting Goods, Inc.	Past 5 Years Perrigo Company (2012-2016) Celgene Corporation (2016-2017)

Paul A. Friedman, M.D.	INDEPENDENT DIRECTOR Age: 77	COMMITTEES: • Nominating and Corporate Governance	DIRECTOR SINCE: 2001

BACKGROUND:

Dr. Friedman has served as Chief Executive Officer and Chairman of the Board of Directors of Madrigal Pharmaceuticals, Inc., a biopharmaceutical company, since July 2016. Dr. Friedman served as our Chief Executive Officer from November 2001 to January 2014 and was our President from May 2004 to January 2014. From 1998 until October 2001, Dr. Friedman served as President of DuPont Pharmaceuticals Research Laboratories, a wholly owned subsidiary of DuPont Pharmaceuticals Company (formerly The DuPont Merck Pharmaceutical Company), from 1994 to 1998 he served as President of Research and Development of The DuPont Merck Pharmaceutical Company, and from 1991 to 1994 he served as Senior Vice President at Merck Research Laboratories. Prior to his work at Merck and DuPont, Dr. Friedman was an Associate Professor of Medicine and Pharmacology at Harvard Medical School. Dr. Friedman is a Diplomate of the American Board of Internal Medicine and a Member of the American Society of Clinical Investigation.
QUALIFICATIONS:

The Board has concluded that Paul A. Friedman should serve on the Board because he has extensive expertise in our business and in the drug development and discovery industry. His past experiences, including as our former CEO, give him strong knowledge of our strategy, markets, competitors, financials and operations. He also has experience as a director of publicly held life sciences and healthcare companies.
OTHER PUBLIC COMPANY BOARDS:
Current Alexion Pharmaceuticals, Inc. Madrigal Pharmaceuticals, Inc.	Past 5 Years Cerulean Pharma Inc. (2014-2017) Verastem, Inc. (2014-2017)

14 | Proxy Statement 2020

Proposal 1 Election of Directors

Edmund P. Harrigan, M.D.	INDEPENDENT DIRECTOR Age: 67	COMMITTEES: • None	DIRECTOR SINCE: 2019

BACKGROUND:

Edmund P. Harrigan, M.D. joined the Board in December 2019. Dr. Harrigan served as Senior Vice President of Worldwide Safety and Regulatory for Pfizer Inc. from 2012 until his retirement in 2015. Dr. Harrigan's previous executive leadership roles at Pfizer included serving as Senior Vice President, Head of Worldwide Business Development, Senior Vice President, Head of Worldwide Regulatory Affairs and Quality Assurance, and Vice President, Head of Neuroscience and Ophthalmology. Previously, Dr. Harrigan served in senior leadership positions at Karuna Pharmaceuticals, Inc., Sepracor Inc., and Neurogen Corporation. Prior to entering the pharmaceutical industry in 1990, Dr. Harrigan was a practicing neurologist for seven years.
QUALIFICATIONS:

The Board has concluded that Edmund P. Harrigan should serve on the Board because he has significant executive leadership experience in the pharmaceutical and biotechnology industry, including experience in drug discovery and development, regulatory affairs and business development. Dr. Harrigan also brings substantial medical and scientific experience to the Board. In addition, Dr. Harrigan has significant experience serving as a director of other publicly held life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current ACADIA Pharmaceuticals, Inc. Karuna Therapeutics, Inc. PhaseBio Pharmaceuticals, Inc.	Past 5 Years Bellicum Pharmaceuticals, Inc. (2018-2019)

Katherine A. High, M.D.	INDEPENDENT DIRECTOR Age: 68	COMMITTEES: • None	DIRECTOR SINCE: 2020

BACKGROUND:

Katherine A. High, M.D., joined the Board in March 2020. Dr. High served as President of Spark Therapeutics, Inc., a gene therapy company, from September 2014 until February 2020 and served as Head of Research and Development of Spark from September 2017 until February 2020. From September 2014 through September 2017, Dr. High served as Chief Scientific Officer of Spark. Prior to serving as President of Spark, Dr. High provided advice to Spark and subsequently served as an independent consultant to Spark from December 2013 to September 2014. From July 1999 through September 2014, Dr. High was a Professor at the Perelman School of Medicine at the University of Pennsylvania. From March 2003 through September 2014, Dr. High was an Investigator of the Howard Hughes Medical Institute. Dr. High served as the Director of the Center for Cellular and Molecular Therapeutics at Children's Hospital of Philadelphia from September 2004 to April 2014.
QUALIFICATIONS:

The Board has concluded that Katherine A. High should serve on the Board because she has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts. In addition, Dr. High has experience serving as an executive officer and director of publicly traded life sciences companies.
OTHER PUBLIC COMPANY BOARDS:
Current CRISPR Therapeutics AG	Past 5 Years Spark Therapeutics, Inc. (2014-2019)

Proxy Statement 2020 | 15

Board Committees

The Board has appointed an Audit and Finance Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board has determined that each director who serves on these committees is "independent," as that term is defined by applicable listing standards of The Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for each of these committees, a current copy of each committee's charter can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the "For Investors" portion of our website. The Board has also appointed a Non-Management Stock Option Committee.

The Board will update committee composition as appropriate after the Annual Meeting.

Audit and Finance Committee

The Audit and Finance Committee's responsibilities include:

➤

assisting the Board in fulfilling its oversight responsibilities relating to the Company's financial statements, systems of internal control over financial reporting, auditing, accounting and financial reporting processes, compliance with legal and regulatory requirements, financing strategies, capital allocation, capital structure, and enterprise risk assessment;

➤

appointing, compensating, evaluating and, when appropriate, replacing our independent registered public accounting firm;

➤

reviewing and pre-approving audit and permissible non-audit services;

➤

reviewing the scope of the annual audit;

➤

monitoring the independent registered public accounting firm's relationship with the Company;

➤

meeting with the independent registered public accounting firm and management to discuss and review our financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes;

➤

reviewing the results of management's efforts to monitor compliance with the Company's programs and policies designed to promote adherence to applicable laws and regulations;

➤

overseeing the management of risks associated with financial and accounting systems, accounting policies, public reporting, investment strategies and cybersecurity, including the periodic review of management's efforts to identify and mitigate such risks;

➤

overseeing our internal audit function; and

➤

reviewing matters related to the Company's capital allocation strategies, capital structure and tax structure.

The Board has determined that Mr. Clancy, Mr. Brooke and Dr. Fouse are each qualified as an Audit Committee Financial Expert under the definition outlined by the Securities and Exchange Commission.

No member of our Audit and Finance Committee sits on more than three public company audit committees, including ours.

COMMITTEE MEMBERS Paul J. Clancy (Chair) Paul A. Brooke Wendy L. Dixon Jacqualyn A. Fouse Met 8 times in 2019

16 | Proxy Statement 2020

Board Committees

Compensation Committee

The Compensation Committee's responsibilities include:

➤

assisting the Board in meeting its responsibilities with regard to oversight and determination of executive compensation;

➤

reviewing and making recommendations with respect to major compensation plans, policies and programs of the Company;

➤

developing and monitoring compensation arrangements for our executive officers;

➤

determining compensation for our CEO and other executive officers;

➤

determining stock-based compensation awards for our executive officers;

➤

administering performance-based compensation plans such as our Amended and Restated 2010 Stock Incentive Plan (the "2010 Stock Incentive Plan");

➤

reviewing and recommending directors' compensation to the full Board; and

➤

possessing sole authority to select, retain, terminate and approve the fees and other retention terms of consultants as it deems appropriate to perform its duties.

COMMITTEE MEMBERS Paul A. Brooke (Chair) Julian C. Baker Jean-Jacques Bienaimé Met 9 times in 2019

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include:

➤

identifying qualified individuals to become members of the Board;

➤

determining the composition of the Board and its committees;

➤

monitoring a process to assess Board effectiveness;

➤

recommending nominees to fill vacancies on the Board;

➤

reviewing and making recommendations to the Board with respect to candidates for director proposed by stockholders;

➤

reviewing the composition, functioning and effectiveness of the Board and its committees;

➤

developing and recommending to the Board codes of conduct applicable to officers, directors and employees and charters for the various committees of the Board; and

➤

reviewing and making recommendations to the Board regarding the succession plan relating to our CEO and other executive officers.

COMMITTEE MEMBERS Julian C. Baker (Chair) Jacqualyn A. Fouse Paul A. Friedman Met 2 times in 2019

Proxy Statement 2020 | 17

Board Committees

				Committee Membership

Name and Primary Occupation	Director Since	Age	Independent	Compensation	Audit and Finance	Nominating and Corporate Governance

Hervé Hoppenot—Chairman of the Board President and Chief Executive Officer Incyte Corporation	2014	60

Julian C. Baker—Lead Independent Director Managing Partner Baker Brothers Investments	2001	53

Jean-Jacques Bienaimé Chief Executive Officer BioMarin Pharmaceutical Inc.	2015	66

Paul A. Brooke Former Founder and Managing Partner venBio, LLC	2001	74

Paul J. Clancy Former Executive Vice President and Chief Financial Officer Alexion Pharmaceuticals, Inc.	2015	58

Wendy L. Dixon, Ph.D. Former Chief Marketing Officer and President, Global Marketing Bristol-Myers Squibb Company	2010	64

Jacqualyn A. Fouse, Ph.D. Chief Executive Officer Agios Pharmaceuticals, Inc.	2017	58

Paul A. Friedman, M.D. Chief Executive Officer Madrigal Pharmaceuticals, Inc.	2001	77

Edmund P. Harrigan, M.D. Former Senior Vice President of Worldwide Safety and Regulatory Pfizer Inc.	2019	67

Katherine A. High, M.D. Former President and Head of Research and Development Spark Therapeutics, Inc.	2020	68

  Committee Chair          Financial Expert          Member

18 | Proxy Statement 2020

Compensation of Directors

Our director compensation program is designed to enable attraction and retention of highly qualified directors by ensuring that our director compensation is in line with compensation offered by our peer companies that compete with us for director talent. The program is designed to address the time, effort, expertise, and accountability required of active board membership. Directors who are employees of the Company, namely Mr. Hoppenot, do not receive any fees for their service on the Board or any committee. The Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews the compensation for our non-employee directors in relation to the peer group used for compensation purposes (as described below under "Compensation Discussion and Analysis").

Following stockholder feedback, our Board approved changes in 2019 to our non-employee director compensation program that decreased the value of equity awards, decreased the overall level of compensation and moved to a fixed-value equity target rather than the prior fixed number of options that resulted in fluctuating values every year.

Role	Cash Retainer ($)(1)	Total Equity Awards ($)(2)

Lead Independent Director	90,000	500,000

Non-Employee Director	60,000	500,000

Role	Cash Retainer ($)(1)

Chair of Audit and Finance Committee	25,000

Members of Audit and Finance Committee	12,000

Chair of Compensation Committee	25,000

Members of Compensation Committee	10,000

Chair of Nominating and Corporate Governance Committee	16,000

Members of Nominating and Corporate Governance Committee	8,000

(1)
Annual cash retainers are payable quarterly. Non-employee directors may elect to receive their retainers and committee fees in the form of restricted stock that vests immediately when the associated quarterly retainer amount is paid.

(2)
Equity awards are 75% stock options and 25% restricted stock unit (RSU) awards, determined in the same manner as with awards to our executive officers, as described in "Compensation Discussion and Analysis." The exercise price of the options will be equal to the fair market value on the date of grant and have a term of 10 years. Each award will vest in full on the first anniversary of the date of the grant or, if earlier, the date of the next annual meeting of stockholders or upon a change in control.

Cash and equity awards are prorated for such portion of the year that the director serves on the Board. All directors are reimbursed for their travel and out-of-pocket expenses in accordance with our travel policy for each in-person Board or committee meeting that they attend.

Proxy Statement 2020 | 19

Compensation of Directors

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(3)	Option Awards ($)(2)(3)	Total ($)

Julian C. Baker	—	217,431	342,264	559,695

Jean-Jacques Bienaimé	—	180,189	342,264	522,453

Paul A. Brooke	—	211,098	342,264	553,362

Paul J. Clancy	—	194,225	342,264	536,489

Wendy L. Dixon	—	184,038	342,264	526,302

Jacqualyn A. Fouse	—	183,799	342,264	526,063

Paul A. Friedman	61,973	114,046	342,264	518,283

Edmund P. Harrigan	2,446	42,185	126,674	171,305

(1)
Amounts listed in this column represents the sum of the grant date value of restricted stock awards issued quarterly at the election of the director in lieu of his or her annual retainer and committee fees and the aggregate grant date fair value of RSU awards granted upon re-election at the 2019 Annual Meeting or, in the case of Dr. Harrigan, upon his election to the Board, determined in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718) for financial reporting purposes. See Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.

The following table provides the grant date value of restricted stock awards and the grant date fair value of RSUs shown in the above table:

Name	Value of Restricted Stock Awards ($)	Grant Date Fair Value of RSU Awards ($)

Julian C. Baker	103,385	114,046

Jean-Jacques Bienaimé	66,143	114,046

Paul A. Brooke	97,052	114,046

Paul J. Clancy	80,179	114,046

Wendy L. Dixon	69,992	114,046

Jacqualyn A. Fouse	69,753	114,046

Paul A. Friedman	—	114,046

Edmund P. Harrigan	—	42,185

(2)
Amounts listed in this column represents the aggregate grant date fair value of option awards granted upon re-election at the 2019 Annual Meeting or, in the case of Dr. Harrigan, upon his election to the Board, determined in accordance with the ASC 718 for financial reporting purposes. See Note 13 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of our assumptions in determining the ASC 718 values of our option awards.

(3)
The following table provides the number of shares of common stock subject to outstanding unvested RSU awards and options held at December 31, 2019 for each director who was then serving on the Board. The number of shares underlying unexercised options shown for Dr. Friedman includes 7,500 shares underlying options received while he served as our CEO until January 2014.

Name	Number of Unvested RSU Awards	Number of Shares Underlying Unexercised Option

Julian C. Baker	1,520	167,472

Jean-Jacques Bienaimé	1,520	102,472

Paul A. Brooke	1,520	167,472

Paul J. Clancy	1,520	102,472

Wendy L. Dixon	1,520	147,472

Jacqualyn A. Fouse	1,520	61,222

Paul A. Friedman	1,520	94,972

Edmund P. Harrigan	462	4,360

20 | Proxy Statement 2020

Corporate Governance

What We Do

✓ Majority voting for directors in uncontested elections	✓ Audit and Finance Committee receives semiannual updates by our Chief Compliance Officer

✓ Strong and active Lead Independent Director, representing our largest stockholder	✓ Board and the committees may seek advice from outside advisors

✓ Audit and Finance Committee, Nominating and Corporate Governance Committee and Compensation Committee comprised solely of independent directors	✓ Pre-clearance by our General Counsel required for trading in our stock by any director, and all executive trading must be through a pre-cleared trading plan

✓

Audit and Finance Committee regularly meets with Ernst & Young, our independent registered public accounting firm, as well as our internal controls team—without members of executive management present

✓ Maintain robust Code of Business Conduct and Ethics, Senior Financial Officers' Code of Ethics and Board of Directors Code of Conduct and Ethics

✓ An independent compensation consultant is engaged by and reports directly to our Compensation Committee	✓ Board members have complete access to management and employees in their discretion

✓ Annual election of directors	✓ High Board and committee attendance

✓ Review and approve corporate strategic plan, including the budget, at least annually	✓ Robust commitment to corporate, environmental and social responsibility

✓ Limits on outside board and audit committee service	✓ Extensive ongoing stockholder outreach, often involving Lead Independent Director

What We Don't Do

✗ No staggered or classified Board	✗ No hedging or speculative trading in our stock by directors, executives or other employees

✗ No plurality voting in uncontested Board elections	✗ Board members may not be "overboarded"

Majority Voting Policy

Our Bylaws include a majority voting standard for the election of directors. In order to receive a majority of the votes cast, the number of shares voted "FOR" must exceed the number of votes "AGAINST"; abstentions and broker non-votes do not count as votes cast. Our Bylaws provide that, in an uncontested election, director nominees must receive a majority of the votes cast to be elected to the Board. Our Corporate Governance Guidelines state that if a nominee for director in an uncontested election does not receive a majority of the votes cast, the director should submit a resignation for consideration by the Board. The Nominating and Corporate Governance Committee will evaluate and make a recommendation to the Board with respect to the proffered resignation. The Board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding his or her resignation. The Nominating and Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.

Proxy Statement 2020 | 21

Corporate Governance

Board Leadership Structure and Role in Risk Oversight

Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. Where the Chairman and CEO roles are filled by the same individual, our Corporate Governance Guidelines require the independent directors on our Board to appoint a Lead Independent Director.

The Board values the flexibility to select, from time to time, a leadership structure that it believes is most able to serve our Company's and stockholders' best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of our Company and our stockholders.

Currently the Board believes it is in the best interests of our stockholders to have Hervé Hoppenot, our President and CEO, serve as Chairman, coupled with Julian C. Baker—a managing member of the general partner of our largest stockholder (Baker Bros. Advisors LP and affiliated entities (the "Baker Funds") who collectively hold 16.1% of our common stock as of April 1, 2020)—serving as our Lead Independent Director. The Board reviews its leadership structure on an ongoing basis and retains the authority to modify this structure as it deems appropriate.

Focus on Independence.    The Board maintains a strong commitment to ensuring Board independence so that it is able to maintain effective oversight of management. The Board's commitment to independence includes:

✓
Annual appointment of a strong Lead Independent Director, who also represents our largest stockholder, the Baker Funds, thereby ensuring strong representation of stockholder interests

✓
Robust duties of the Lead Independent Director, which include:

•
presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•
serving as liaison between the Chairman/CEO and the other independent directors

•
approving information sent to the Board

•
approving meeting agendas for the Board

•
approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

•
authority to call meetings and executive sessions of the independent directors

•
being available for consultation with stockholders, when appropriate.

✓
Review, at least annually, of the Company's strategic plan and the following year's capital and operating budgets

✓
Annual election of all directors, ensuring accountability to stockholders

✓
Regular executive sessions of the independent, non-management directors—without Mr. Hoppenot—to review Company performance, CEO performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items

✓
Requirement that only independent directors serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

✓
Requirement that a majority of the Board be comprised of independent directors, with 90% of the current Board being independent

✓
Corporate Governance Guidelines providing that the Board may have access to Company management and employees and its own advisors, at the Board's discretion.

22 | Proxy Statement 2020

Corporate Governance

Benefits of Combined Leadership Structure

The Board believes that the Company and our stockholders have been best served by having Mr. Hoppenot in the role of Chairman and CEO for the following reasons:

Mr. Hoppenot is most familiar with our business and the unique challenges we face. As such Mr. Hoppenot is the director best suited to identify strategic opportunities and focus the activities of the Board.	Mr. Hoppenot's day to day insight into our challenges facilitates a timely deliberation by the Board of important matters.

Mr. Hoppenot has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Hoppenot's knowledge and extensive experience regarding our operations and the highly-regulated industries and markets in which we compete position him to identify and prioritize matters for Board review and deliberation.	As Chairman and CEO, Mr. Hoppenot serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Hoppenot brings a unique, stockholder-focused insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

The strength and effectiveness of the communications between Mr. Hoppenot as our Chairman and Mr. Baker as our Lead Independent Director result in effective Board oversight of the issues, plans and prospects of our Company.	This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction internally and externally and provides a collaborative and collegial environment for Board decision-making.

Flexibility of the Leadership Structure.    The Board is committed to high standards of corporate governance. The Board values the flexibility to select, from time to time, a leadership structure that is most able to serve the Company's and stockholders' best interests based on the qualifications of individuals available and circumstances existing at the time. As such, the Board periodically evaluates whether combining or separating the roles of Chairman and CEO is in the best interests of the Company and our stockholders. The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that will enable the Company to most effectively execute its strategy and business plans to maximize stockholder value would be detrimental to the Company and our stockholders.

Board's Role in Risk Oversight.    Our Board is responsible for overseeing the overall risk management process at the Company directly and through its committees. The responsibility for managing risk rests with executive management while the committees of the Board and the Board as a whole participate in the oversight process. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include reviews of long term strategic and operational planning, executive evaluation, development and succession planning, regulatory and legal compliance, and financial reporting and internal controls. The Board considers strategic and operational risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management. The Audit and Finance Committee receives periodic reports from executive management with respect to, and reviews such risks associated with, our financial and accounting systems, accounting policies, investment strategies, regulatory compliance and our information systems and technology, including cybersecurity risks and readiness. In addition, the Audit and Finance Committee oversees our internal audit team. The Audit and Finance Committee also meets regularly with our Chief Compliance Officer, our internal controls team and our independent registered public accounting firm in executive session without the presence of other members of management. The Compensation Committee evaluates our compensation policies and practices to help ensure that these policies and practices do not incentivize employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on our Company and provide appropriate incentives for meeting both short-term and long-term objectives and increasing stockholder value over time. The Nominating and Corporate Governance Committee reviews our risks associated with governance matters and non-compensation related human resources matters.

Proxy Statement 2020 | 23

Corporate Governance

Director Independence

In 2019, our Board determined that each individual who served as a member of the Board in 2019, except for Mr. Hoppenot, was an "independent director" within the meaning of Rule 5605 of The Nasdaq Stock Market.

Mr. Hoppenot is not considered independent as he is currently employed as our CEO. For all other directors, the Board considered their relationship and transactions with our Company as directors and security holders of our Company.

All of the nominees are current members of the Board.

Board Evaluation Process and Board Refreshment

Our Board—in conjunction with our Nominating and Corporate Governance Committee, which is chaired by our Lead Independent Director—regularly reviews its competencies and areas of expertise in light of the current and future goals, strategies and challenges of our Company. As our Board has done three times in the last three years, including twice in the last five months, when it sees a current or potential need our Board undertakes a thorough search for new directors. As part of this self-assessment, the Board also considers the tenure of its current members and plans for continuity of skills and expertise in the future by adding new directors.

The Board considers at least annually the knowledge, experience, and perspectives of directors, each individual director's performance and contributions to the work of the Board and its committees, the personal circumstances and other time commitments of directors, along with other factors the Board deems appropriate such as independence, absence of conflicts, and any reputational risks. The Board weighs these factors with the needs of our Board and its committees based on Incyte's current strategy and risk profile. Our directors serve one-year terms and all continuing directors are subject to our stockholders' votes every year.

Our Board represents a diverse group of individuals that bring various skills and experience. Our Board's continuous efforts to refresh itself have led to a complementary mix of new, mid-term and seasoned directors. We believe this group of directors collectively has the skills to support Incyte in the achievement of our long-term goals.

In the last year, we have added two new independent directors whose skills, we believe, will add key expertise to our Board. Dr. Harrigan, a neurologist, joined our Board in December 2019 and brings extensive executive leadership experience and expertise in clinical development, pharmaceutical regulatory process and business development. He will be instrumental as Incyte continues to develop and commercialize innovative medicines for serious unmet medical conditions. Dr. High, a hematologist, joined our Board in March 2020 and has significant executive, scientific and medical leadership experience, including extensive academic and industry experience in drug discovery and development. Her medical background, together with her experience leading drug discovery and development efforts at Spark Therapeutics, are expected to assist the Board in its oversight role over our drug discovery and development efforts.

Overboarding Policy

The Board of Directors recognizes that in order to be effective, each director must be fully engaged. The Board has recently adopted the policy that no new outside director shall be appointed if he or she is deemed to be overboarded by Incyte. This means that no new director who is a sitting CEO of another public company shall sit on more than one public company board in addition to his or her own board and no new outside director who is not a sitting CEO of another public company may sit on more than four public company boards in total.

24 | Proxy Statement 2020

Corporate Governance

In addition, current directors who sit on less than the maximum number of public company boards may not exceed the maximum amount.

Our recent stockholder outreach discussions made clear that many of our stockholders viewed three of our directors—Drs. Dixon, Fouse and Friedman—as overboarded. In connection with the adoption of the Board's new policy, Dr. Dixon has resigned from the board of Sesen Bio, Inc. and Dr. Fouse informed us that she will not be standing for reelection to the board of directors of Dick's Sporting Goods, Inc. at its upcoming annual meeting in June 2020.

Dr. Friedman intends to remain on our Board and on the boards of directors of Alexion Pharmaceuticals, Inc. and Madrigal Pharmaceuticals, Inc. as well as to continue as the CEO of Madrigal. We realize some stockholders will continue to view Dr. Friedman as overboarded; however, as our Lead Independent Director has discussed in numerous stockholder outreach calls over the last several months, our Board is comfortable with Dr. Friedman being grandfathered under its new policy for several reasons:

•
First, Dr. Friedman brings unique insights to our Board, having previously been our CEO for over 13 years.

•
Second, our Board highly values Dr. Friedman's scientific, discovery and development expertise—expertise that our Board does not believe is easily replaced.

•
Third, Dr. Friedman only recently joined the Alexion board of directors and, at that time, his total number of boards was not generally seen as overboarded and, accordingly, our Board believes that insisting on an exit from the Alexion board would be unfair and unnecessarily disruptive to Dr. Friedman and the Alexion stockholders.

•
Lastly, since Dr. Friedman is CEO of Madrigal and a departure from the Madrigal board is not appropriate, and since a departure from the Alexion board would be unfair and disruptive as stated above, the only other solution would be for Dr. Friedman to exit our Board and our Board strongly believes that Dr. Friedman's departure would be a substantial loss and not in the best interests of our stockholders. Additionally, Dr. Friedman attended 100% of Board and his Committee meetings in 2019, which was further facilitated by the fact that he resides in close proximity to Incyte.

Our Board is confident Dr. Friedman will continue to fulfill his duties to our stockholders and believes his continued presence on our Board is in the best interests of our stockholders.

Director Nominations

The Board nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Board has as an objective, set forth in our Corporate Governance Guidelines, that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

The Nominating and Corporate Governance Committee will select candidates for directors who have substantive knowledge of our business and industry, diverse experiences, proven leardership, sound judgement, integrity and who can act on behalf of all stockholders. In addition, directors need to be able to foster a respectful environment in which they listen to one another and can hold constructive discussions. The Nominating and Corporate Governance Committee believes that nominees for director should have operational and leadership experience as well as drug discovery, drug development, regulatory, commercial or financial experience that may be useful to the Company and the Board; high personal and professional ethics and the willingness and

Proxy Statement 2020 | 25

Corporate Governance

ability to devote sufficient time to effectively carry out their duties as directors. The Board and the Nominating and Corporate Governance Committee also consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees—to that end, we are proud to have 33% gender diversity among the nominees for election to our Board.

The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an "audit committee financial expert" as defined by Securities and Exchange Commission rules, and our Corporate Governance Guidelines require that a majority of the members of the Board meet the definition of "independent director" under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee believes it appropriate for certain key members of our management—currently, our CEO—to participate as members of the Board.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate's prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re-nominate the director, or if a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, then the Committee will consider various candidates for Board membership, including those suggested by the Committee members, by other Board members, by any search firm engaged by the Committee and by stockholders. The Committee may only recommend, and the Board may only nominate, candidates for director who agree to tender, promptly following their election or re-election as a director, irrevocable resignations that would be effective if the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and if the Board accepts the resignation. The Committee recommended all of the nominees for election included in this Proxy Statement. All of the nominees are current members of the Board.

A stockholder who wishes to suggest a prospective nominee for the Board should notify the Secretary of the Company or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate. In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Secretary of the Company and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that our Secretary must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that no annual meeting was held in the preceding year or the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the meeting date. Information required by the Bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to:

  Secretary
  Incyte Corporation
  1801 Augustine Cut-Off
  Wilmington, DE 19803

You can obtain a copy of the full text of the Bylaw provision by writing to the Company's Secretary at the above address.

26 | Proxy Statement 2020

Corporate Governance

Board Meetings

The Board held six meetings during 2019—four regularly scheduled meetings and two other meetings. All directors attended all four regularly scheduled meetings held by the Board. Overall, each director attended at least 85% of the meetings held by the Board and the committees on which he or she served during 2019.

The independent directors regularly meet in executive sessions without the participation of our CEO or other members of management.

We do not have a policy that requires the attendance of directors at the Annual Meeting.

Corporate Governance Guidelines

The Board is committed to sound and effective corporate governance practices. Accordingly, the Board has adopted Corporate Governance Guidelines, which are intended to describe the governance principles and procedures by which the Board functions. The guidelines are subject to periodic review and update by the Nominating and Corporate Governance Committee and the Board, and were most recently amended in November 2017. These Guidelines can be found on our website at http://www.incyte.com under the "Corporate Governance" heading in the "For Investors" portion of our website.

The Corporate Governance Guidelines provide, among other things, that:

•
a majority of the directors must be independent;

•
if the Chairman of the Board is not an independent director, the independent directors will appoint a Lead Independent Director, whose duties are described in detail above under "Corporate Governance—Board Leadership Structure and Role in Risk Oversight" on page 22;

•
directors should offer to resign from the Board if they experience a change in their principal occupation;

•
directors should submit their resignations from the Board if they do not receive the votes of a majority of the votes cast in an uncontested election;

•
the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees must consist solely of independent directors;

•
the Board and its committees may seek advice from outside advisors as appropriate;

•
the independent directors regularly meet in executive sessions without the presence of the non-independent directors or members of our management; and

•
the Nominating and Corporate Governance Committee periodically reviews the composition, functioning, skills, diversity, tenure and effectiveness of the Board and its committees, and oversees the self-assessment of the Board and its committees.

Communications with the Board

If you wish to communicate with the Board, you may send your communication in writing to:

  Secretary
  Incyte Corporation
  1801 Augustine Cut-Off
  Wilmington, DE 19803

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company.

The Secretary will review any communications received from a stockholder and all material communications from stockholders will be forwarded to the appropriate director or directors or Committee of the Board based on the subject matter.

Proxy Statement 2020 | 27

Corporate Governance

Certain Relationships and Related Transactions

Our policy is that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct, Ethics and Board Code of Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by the Audit and Finance Committee or another independent body of the Board.

Leadership Succession Planning

Our executive leadership team assesses its needs for succession planning at least annually. Incyte maintains a flat organizational structure, and hence Mr. Hoppenot has full exposure to the leaders of each function as well as key individuals within those functions; others in the executive leadership team are also in a position to provide additional insight and context. Should a need arise for succession planning in the executive leadership team, both internal and external candidates are considered on merit and based on Incyte's current and future goals. Regular succession planning updates are provided to the Nominating and Corporate Governance Committee, which is chaired by our Lead Independent Director, and reported to the full Board by the Nominating and Corporate Governance Committee chair.

Human Capital Management

Incyte is committed to promoting an environment where our colleagues are fulfilled and valued. We promote a company culture based on scientific excellence as we seek to create new treatments; we are creative in our development strategies; and we seek positive collaboration with each other. Working collaboratively is of the utmost importance as we aim to change the treatment landscape for patients with cancer and inflammatory and autoimmune diseases.

Diversity

We are committed to promoting a collaborative, innovative and inclusive work environment at which everyone can contribute to their fullest potential.

We appreciate one another's differences and strengths and are proud to be an Equal Opportunity Employer. Incyte values diversity of backgrounds and perspectives. We do not discriminate based on race, religious creed, color, national origin, ancestry, physical disability, mental disability, medical condition, genetic information, marital status, sex, gender, gender identity, gender expression, age, military and veteran status, sexual orientation or any other protected characteristic as established by federal, state or local laws. Further, we have policies in place that prohibit harassment of all kinds. At Incyte, we prohibit retaliation in all forms and are committed to encouraging a culture where employees can freely ask questions and raise concerns.

Incyte Workforce Demographics

(1)
Includes positions of Director and above.

Professional Development

Incyte is committed to supporting our colleagues in their professional development. Opportunities for growth are provided through challenging job assignments, performance management and training opportunities. Globally, all full-time employees are eligible for tuition reimbursement. Managers may also be eligible for leadership development training, which vary by region.

We believe these professional opportunities enhance our colleagues' skills, career aspirations,and job satisfaction as well as provide personal enrichment.

28 | Proxy Statement 2020

Corporate Governance

Compensation and Benefits

Incyte offers a competitive compensation package, which allows 100% of global Incyte employees to participate in the annual incentive compensation plan as well as annual equity-based grants. We seek to ensure it remains competitive by benchmarking against our peers several times annually as well as review compensation twice per year to confirm that our employees are being compensated fairly, equitably and in accordance with our pay structures and job levels.

Over the years, we have added numerous benefits to support our colleagues in their professional as well as personal endeavors. A competitive benefits package is offered, which includes an option to participate in our Employee Stock Purchase Plan for both full-time and part-time employees working at least 20 hours per week. Our industry-leading health insurance coverage is 100% covered for full-time employees and is 95% subsidized for part-time employees working at least 20 hours per week in the U.S. A healthcare resource program is another one of many complimentary benefits provided by Incyte in the U.S., which offers broad assistance with a variety of healthcare and insurance-related issues to help colleagues make more informed healthcare decisions.

The benefits package also includes many complimentary tools for health. These may include on-site flu shots and learning opportunities that are often offered on-site, including nutrition, wellness and financial planning seminars. Additionally, Incyte offers office-based group fitness classes at U.S. Headquarters as well as competitions that promote healthy living, such as the 6-week Activity Challenge.

In 2018, Lt. Governor Hall-Long launched the "Lt. Governor's Challenge," which recognizes organizations in Delaware who are motivating change and elevating health and well-being. Incyte was proud to receive the Wellness Leadership Award in 2019, which recognized the impact our programs are having on the health and wellness of Incyte as a company, and our larger Delaware community.

Engagement and Fostering an Innovative Culture

Our management team makes themselves available to all employees, and members of our executive management prioritize lunch with new employees within the first six months of employment. Mr. Hoppenot values face-to-face interactions and so he shares lunch with different employees throughout the year. Our quarterly Town Hall events include presentations by executive management and allow for Q&A at the end of each. Our open-door culture allows for continuous ad-hoc feedback and helps drive innovation in all departments, not just within discovery and development.

Our "Innovation at Incyte" program (I2) promotes innovation by allowing employees of any department to submit any innovative approach, tool, or that may be meaningful for Incyte and our patients. There is a competitive review process every 6 months and winners are then chosen and provided the resources and necessary funding to implement their plans.

We were proud to be named the #3 Top Employer by Science in 2019. According to the survey, our employees believe that Incyte:

•
treats employees with respect

•
is socially responsible

•
has work culture values that are aligned with their own personal values

Safety

At the heart of Incyte's business is the value we place on improving the world's health, and a high level of environmental, health and safety performance is another important expression of this value. It is our goal to conduct business in a manner that does not compromise the health of people nor the state of the environment. It is our policy to comply with all applicable environmental health and safety (EHS) regulatory requirements and seek to continually improve our EHS management systems. A strong safety culture is a fundamental part of how we work, and our philosophy is that everyone at Incyte has a responsibility to create and maintain a safe and healthy workplace with a goal to reduce risk and prevent injuries. Our management team recognizes this responsibility and is committed to providing the resources necessary to achieve this goal.

Proxy Statement 2020 | 29

PROPOSAL 2 Advisory Vote to Approve Executive Compensation

This Proposal 2, commonly known as a 'say-on-pay' proposal, provides our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

As described in detail under the heading 'Executive Compensation—Compensation Discussion and Analysis,' our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2019 compensation of our named executive officers.

Each year since 2011, we sought, and received, approval for our executive compensation program. In addition, in 2011, and again in 2017, we sought, and received, approval to hold a 'say-on-pay' vote each year. Accordingly, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This Proposal 2 gives our stockholders the opportunity to express their views on our named executive officers' compensation. This vote is advisory, which means that the vote on executive compensation is not binding on the Company, our Board or the Compensation Committee of the Board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. Accordingly, we again will ask our stockholders to vote for the following resolution at the annual meeting:

'RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.'

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Executive Compensation

2019 Performance

2019 was a year of strong execution by both our commercial and development teams, and we expect 2020 to be a transformational year for Incyte.

(1)
Jakafi is now approved by the U.S. FDA for treatment of steroid-refractory acute GVHD in adult and pediatric patients 12 years and older; Pemazyre is a kinase inhibitor indicated for the treatment of adults with previously treated, unresectable locally advanced or metastatic cholangiocarcinoma with a fibroblast growth factor receptor 2 (FGFR2) fusion or other rearrangement as detected by an FDA-approved test.
(2)
Cash and cash equivalents as of December 31, 2019

Product and royalty revenues exceeded $2 billion for the first time, representing a 22% increase over 2018. Net sales of our largest product, Jakafi® (ruxolitinib), grew at an annual growth rate of over 20%, reaching $1.7 billion for the year.

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Executive Compensation

At the beginning of 2019, we shared with investors a list of 15 key R&D goals(1) for the year, and during the year we achieved 13 of these goals.

Starting with our GVHD programs, based on the positive results of the REACH1 trial of Jakafi in steroid-refractory acute GVHD, we received FDA approval and successfully launched Jakafi in this indication. We also announced positive results from the Phase 3 REACH2 trial of Jakafi in the same indication. Results from the REACH3 trial of Jakafi in steroid-refractory chronic GVHD are expected in 2020. Results from the GRAVITAS-301 Phase 3 trial of itacitinib in patients with treatment-naïve acute GVHD were disappointing, as it showed that treatment with itacitinib did not statistically improve overall response rate or non-relapse mortality compared to placebo.

Moving to our solid tumor programs, we presented updated Phase 2 data from our pivotal trial of pemigatinib in patients with previously-treated cholangiocarcinoma, which supported our NDA submission to the FDA, and which led to the very recent approval of Pemazyre. In addition, the Phase 3 trial of pemigatinib in first-line cholangiocarcinoma has been initiated as have trials of pemigatinib in first-line bladder cancer and in patients with solid tumors with driver activations of FGF/FGFR. Turning to our inflammation and autoimmunity activities, we presented Phase 2 results of ruxolitinib cream in patients with vitiligo, and we launched a global Phase 3 program in this indication.

Our partners also advanced two Incyte discovered programs. Novartis submitted the NDA for capmatinib in locally advanced or metastatic MET exon 14 skipping mutated non-small cell lung cancer (NSCLC), and Eli Lilly announced Phase 3 results of baricitinib in moderate to severe atopic dermatitis.

(1)
R&D goals shown are Investor Goals, which are separate from the 2019 Annual Incentive Compensation Plan Corporate Performance Objectives as described in the Compensation Discussion and Analysis
(2)
Development of ruxolitinib in GVHD in collaboration with Novartis.
(3)
Worldwide rights to capmatinib licensed to Novartis; Worldwide rights to baricitinib licensed to Lilly.
(4)
FIGHT-201 and FIGHT-202 have the potential to enable product registration

So far in 2020, in addition to the recent approval of Pemazyre described above, we presented positive data from two Phase 3 trials, TrueAD1 and TrueAD2, of ruxolitinib cream in mild to moderate atopic dermatitis. We also announced a global collaboration with MorphoSys to gain rights to tafasitamab, which represents a strong strategic fit. The BLA for tafasitamab in r/r DLBCL is under priority review by the FDA, with a PDUFA date of August 30, 2020.

32 | Proxy Statement 2020

Executive Compensation

Effects of Stockholder Advisory Vote on Executive Compensation, Stockholder Engagement

Approximately 69% of the votes cast in the stockholder advisory "say on pay" vote on executive compensation in 2019 approved our executive compensation described in last year's proxy statement. Throughout the 2019 proxy season, we engaged directly or indirectly through our proxy solicitor, D. F. King & Co., with investors across the vast majority of our stockholder base, representing over 80% of our outstanding shares at that time, including our top ten stockholders such as Baker Bros. Advisors LP.

The Compensation Committee considered the result of the stockholder advisory vote as generally supportive of its overall compensation policies, practices and philosophy for our executive officers while also clearly understanding the perspective from several of our stockholders that some further change was needed.

Accordingly, for 2020 the Committee has increased the percentage of executive equity awards that are represented by performance shares from 25% to 30% of an executive's target equity award value and has moved from a one-year to a three-year performance period for 2020 executive performance share awards.

While say-on-pay votes are a key indicator of stockholder feedback, we are committed to keeping an open dialogue with our stockholders, including our institutional investors, throughout the year, not just during proxy season. We regularly and frequently engage with our stockholders to discuss business topics, seek feedback on our performance and address other matters of importance to our stockholders, such as executive compensation and corporate governance.

Performance Share Changes

The Compensation Committee intends to continue to regularly review, assess and, when appropriate, adjust our compensation practices based on feedback from our stockholders or other determinations informed by best practices and trends.

Proxy Statement 2020 | 33

Executive Compensation

Compensation Discussion and Analysis

Below is a comprehensive list of our compensation policies. The light blue items are policy enhancements that we have made in our continuing effort to be responsive to issues discussed during our stockholder outreach over the last five years as well as advice of "stockholder advisory firms."

What We Do

✓ We pay for performance	✓ We have adopted a compensation clawback policy

✓ 25% of executives' target equity award value is in the form of performance shares and, beginning with 2020 grants, that percentage will be increased to 30%	✓ Our Compensation Committee uses an independent compensation consultant, Compensia, and considers peer groups in establishing executive compensation

✓ Beginning in 2020, performance shares will have a three-year performance period	✓ Robust anti-hedging and anti-speculation policies in place

✓ Robust stock ownership guidelines for our CEO, executive officers and our directors	✓ Our Compensation Committee is comprised of all independent directors

✓ Double-trigger equity vesting in the event of a change-in-control	✓ We conduct an annual say-on-pay vote

✓ Equity awards have a minimum vesting period of 12 months.	✓ We engage proactively with our stockholders throughout the year

What We Don't Do

✗ We do not grant special option grants to our CEO	✗ We do not pay for CEO life insurance policies

✗ We do not reprice stock options without stockholder approval	✗ We do not provide golden parachute excise tax gross-ups

✗ We do not provide single-trigger equity vesting in the event of a change-in-control	✗ We do not provide executive perquisites beyond financial and tax planning

Compensation Program Strategy and Objectives

The Compensation Committee of our Board believes that the compensation of our executive officers should:

•
Pay for performance;

•
Encourage both creation of stockholder value and achievement of strategic corporate objectives;

•
Integrate compensation with our annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of both of those objectives;

•
Provide a competitive total compensation package that enables us to attract and retain, on a long-term basis, qualified personnel; and

•
Provide fair compensation consistent with internal compensation programs.

Our executive officers' compensation currently includes three primary components: base salary, cash bonus, and equity-based incentive awards.

•
Salary is a fixed amount and does not vary with our performance.

•
Cash bonus varies with our performance

•
Equity-based incentive awards can be made up of restricted stock units, performance shares or stock options.

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Executive Compensation

All components of our executives' compensation other than base salary are closely tied to our Company's performance—either through the amounts (if any) of each component actually received or the value of each component over time, or both—and each such component of executive compensation contributes toward our goal of delivering long-term stockholder value. Each of the equity-based components—including the performance shares that only become earned upon achievement of pre-determined goals—are also subject to time-based vesting, which the Compensation Committee believes incentivizes executive retention.

The performance-based components and time-based components of our equity compensation program are designed to encourage both an appropriate level of risk-taking and a focus on sound long-term decision-making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.

FIXED COMPENSATION	PERFORMANCE BASED COMPENSATION			
	SHORT TERM *Cash Compensation Program*		LONG TERM *Equity Compensation Program*		
	Partially At-Risk			Wholly At-Risk	
	Salary	**Incentive Compensation Program**	**Restricted Stock Units**[1]	**Performance Shares**	**Stock Options**[2]
FORM AND KEY FEATURES	• Provides base compensation that is predictable and competitive with our peer group • Reflects the scope and complexity of executives' roles and responsibilities • Reviewed and approved annually by the Compensation Committee	• Annual cash bonus opportunity • Percentage of base salary awarded is determined by level of achievement of commercial, R&D and strategic goals • Goals approved at the start of each year by the Compensation Committee • Achievement percentage determined at the end of each year by the Compensation Committee	• 30% of target equity value • Value is tied to the stock price • Vests over four years	• 30% of target equity value • Goals approved at the start of each year by the compensation committee • Performance goals align with stockholder interests • Only earned if we meet pre-determined performance goals • If achieved, value is directly tied to the stock price • Vests over four years	• 40% of target equity value • Value is directly tied to the stock price • Vests over four years
PURPOSE	• Rewards current contributions to the Company • Attracts and retains high-level talent	• Provides opportunity for near-term cash bonus based on the achievement of short term strategic corporate objectives, which are intended to drive long term growth • Sets the stage for potential continued growth	• Provides opportunity for compensation when stock price is volatile • Provides long-term retention of key talent • Encourages long-term decision making • Aligns management objectives with stockholder interest	• Provides incentive to achieve key objectives intended to maximize stockholder value • Provides long-term retention of key talent • Encourages long-term decision making • Aligns management objectives with stockholder interest	• Provides incentives for strategic risk-taking to maximize value, which correlates to our longer-term R&D plans, and aligns with longer-term stockholder value • Provides long-term retention of key talent • Encourages long-term decision making • Aligns management objectives with stockholder interest

Equity Ownership Guidelines For Executives Help Ensure Continued Alignment with Stockholder Interests Year After Year

(1)
Restricted Stock Units comprised 25% of target equity value for 2019 and now comprise 30% for 2020. For a further description of the evolution of the equity compensation program from 2019 through 2020, see "– Our Equity Grant Practices", starting on page 40.

(2)
Performance shares comprised 25% of target equity value for 2019 and now comprise 30% for 2020. For a further description of the evolution of the equity compensation program from 2019 through 2020, see "– Our Equity Grant Practices", starting on page 40.

(3)
Stock options comprised 50% of target equity value for 2019, and now comprise 40% for 2020. For a further description of the evolution of the equity compensation program from 2019 through 2020, see "– Our Equity Grant Practices", starting on page 40.

As the design of our executive compensation program shows, the Compensation Committee believes that executive compensation should be designed to pay for performance. Our Company has made great progress in recent years, and executive compensation has reflected that performance. The chart below illustrates this

Proxy Statement 2020 | 35

Executive Compensation

evolution with respect to our CEO's compensation, demonstrating that our CEO's total compensation tracks our achievement of Board-approved corporate goals:

*
PSUs were introduced as a component of Executive Compensation in 2018.

36 | Proxy Statement 2020

Executive Compensation

Our executive compensation program is designed so that a substantial portion of the pay of our Chairman and Chief Executive Officer is delivered in the form of long-term incentives—which means that most of Mr. Hoppenot's Realizable Compensation (meaning, cash actually received during any year and the actual value of that year's equity grants as measured on December 31 of that year) is tied directly to our stock price performance and achievement of our long-term goals. Mr. Hoppenot's compensation, as reported in the Summary Compensation Table on page 52, reflects the accounting value of long-term incentives at grant and not the value actually received from these grants or their potential future value that may actually be realized. As a result, we believe that it is useful to compare Mr. Hoppenot's Realizable Compensation between 2017 and 2019 with his Summary Compensation Table compensation for the same period as illustrated in the chart below.

    Target Compensation reflects base salary, target bonus under the annual incentive compensation plan, and the value of stock and option awards as shown in the Summary Compensation Table, with the value of PSUs in 2018 and 2019 based on their target number of shares, not the amount of PSUs actually earned; Realizable Compensation includes the same elements but reflects the actual bonus paid under the annual incentive compensation plan and the number of PSUs earned each year at an $88.05 price.

    Realizable Compensation reflects realizable values for equity granted during the applicable calendar year, calculated as of December 31 of such year, and includes:

    •
    equity granted within applicable calendar year, which includes for each year one-half of the prior year's stock option award granted in January and one-half of the current year's stock option award granted in July

    •
    special stock option grants awarded in 2017 and 2018, each with no realizable value at the year-end stock prices

    •
    the number of PSUs actually earned in 2018 and 2019.

The lower Realizable Compensation for each of the three years is the result of a combination of lower stock price, underwater stock options, and short term incentive awards that were, in some cases, earned below target. The Compensation Committee has designed Mr. Hoppenot's compensation to ensure that his Realizable Compensation is closely tied to our stock price performance. Our Compensation Committee believes that its pay-for-performance compensation strategy is working as intended and is best evaluated by examining Realizable Compensation, rather than the accounting compensation set forth in the Summary Compensation Table.

Proxy Statement 2020 | 37

Executive Compensation

The charts below illustrate how the percentage of our CEO's compensation that is tied to performance compares with those of our peer group of companies. The Compensation Committee believes Mr. Hoppenot's compensation is in-line with our 2020 peer group's CEO's compensation as disclosed in their 2019 proxy reports.

Average peer CEO compensation reflects 2018 compensation from the 2019 proxies of the peer group.

Implementing Our Objectives – Role of Compensation Committee and Our Chief Executive Officer

The Compensation Committee approves, administers and interprets our executive compensation and benefits policies, including our 2010 Stock Incentive Plan. The Compensation Committee evaluates the performance of our CEO and determines his compensation in light of the goals and objectives of our compensation program. Our CEO and the Compensation Committee together assess the performance of our other executive officers and determine their compensation, based on initial recommendations from our CEO.

Role of the Independent Compensation Consultant

Under its charter, the Compensation Committee has the sole authority to retain any independent compensation consultant or other advisor as the Committee may deem appropriate. Pursuant to this authority, the Compensation Committee has engaged Compensia, a national compensation consulting firm, for support on matters related to the compensation of our executive officers. Compensia does not provide any other services to our Company.

Compensia was retained by the Compensation Committee to prepare compensation analyses for our executive officers and the non-employee members of our Board of Directors. Specifically, for our executive officers, Compensia was directed to provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive equity compensation of our executive officers compared against our compensation peer groups and to review other market practices and trends. This market analysis was reviewed with the Compensation Committee in connection with its early 2019 compensation decisions, and was used to

38 | Proxy Statement 2020

Executive Compensation

guide decisions regarding base salary adjustments and target annual cash and equity incentive award opportunities.

Market Reference Data

The Compensation Committee utilizes market reference data to evaluate the competitiveness of our executive officers' compensation and to determine whether the total compensation paid to each of our named executive officers is appropriate. When arriving at final compensation decisions, the Compensation Committee considers and assesses factors in addition to market reference data, including individual and company performance, each executive's role and responsibilities, internal equity, retention requirements and the competitive market, unrealized equity gains, and best compensation governance practices. The Committee does not tie compensation to specified target percentiles. In connection with its analysis for purposes of 2019 compensation decisions, the Compensation Committee reviewed information prepared by Compensia comparing the compensation for our executive officers with data from SEC filings and the Radford Global Life Sciences Survey for a peer group comprised of 16 publicly traded biopharmaceutical companies. We collectively refer to these data as the competitive compensation data. The peer group for 2019 compensation decisions, referred to as the 2019 peer group, was chosen based on the following characteristics: direct competitors for talent; comparable business models and stage; and of broadly similar size in revenue, market capitalization and/or headcount.

In August 2019, the peer group was changed because one company, Shire, had been acquired and no longer provided compensation detail in public disclosure. Four new companies that met our criteria, Amarin, Gilead Sciences, Sage Therapeutics, and Sarepta Therapeutics, were added to our peer group. The Committee noted that, while Celgene's acquisition was announced in early 2019 (and subsequently became effective in late 2019), disclosures by Celgene would be available for 2020 compensation decisions. This updated peer group of 19 companies was used for 2020 compensation decisions and is referred to as the 2020 peer group.

Proxy Statement 2020 | 39

Executive Compensation

The following table shows Incyte versus the 2020 peer group on 2019 total revenue, total employees, and market capitalizations (market cap). All data is as of December 31, 2019.

Company	Total Revenue ($M)	Company	Total Employees	Company	Market Cap ($M)

Gilead	$22,449	Gilead	11,800	Gilead	82,209

Biogen	$14,378	Regeneron	8,100	Vertex	56,303

Regeneron	$7,863	Biogen	7,400	Biogen	53,543

Alexion	$4,991	Alexion	3,082	Regeneron	40,532

Vertex	$4,163	BioMarin	3,001	Alexion	23,933

Jazz	$2,162	Vertex	3,000	Seattle Genetics	19,583

Incyte	$2,159	Alkermes	2,235	Incyte	18,808

BioMarin	$1,704	Jazz	1,620	BioMarin	15,205

Alkermes	$1,171	Seattle Genetics	1,605	Alnylam	12,840

Ionis	$1,123	Incyte	1,456	Neurocrine	9,899

Exelixis	$968	Alnylam	1,323	Sarepta	9,658

Seattle Genetics	$917	bluebird bio	1,090	Ionis	8,497

Neurocrine	$788	Amarin	965	Jazz	8,445

Amarin	$430	Ionis	737	Amarin	7,695

Sarepta	$381	Neurocrine	700	Exelixis	5,354

Alnylam	$220	Sage	675	bluebird bio	4,855

Agios	$118	Exelixis	617	Sage	3,741

bluebird bio	$45	Agios	536	Alkermes	3,213

Sage	$7	Sarepta	499	Agios	3,205

(1)
Celgene information is unavailable due to its acquisition by Bristol-Myers Squibb in November 2019.

Our Equity Grant Practices

In July 2016, the Compensation Committee, after consulting with Compensia with respect to peer group practices, revised our equity grant guidelines. In 2016 and 2017, 75% of the value of an executive officer's annual equity-based incentive awards were in the form of stock options while the remaining 25% were in the form of restricted stock units (RSUs).

In response to stockholder feedback, in 2018, the Compensation Committee changed the RSU portion to performance share awards, which combine the time-based vesting aspects of RSUs with a performance-based vesting requirement, resulting in 75% of the value being in the form of stock options and 25% in performance share awards.

In 2019, the Compensation Committee noted Compensia's observation that our mix for executives of 75% stock options and 25% performance shares put our executives' equity-based compensation more at-risk than our peer group and the broader market norm and that, on average, our peers deliver approximately 25% of executive equity compensation value in the form of time-based vesting RSUs, with approximately 50% being delivered in the form of stock options and approximately 25% being delivered in the form of performance-based shares or options. The Committee also noted that, due to our stock price decline and limited use of RSUs, realizable compensation for our executives for 2016 through 2018 fell well below target compensation values. Accordingly, to enhance executive retention and bring our executive equity compensation practices in line with our peers, the Committee determined that, for 2019, our executives would receive 50% of their grant date target value in the form of stock options, 25% in the form of performance shares, and 25% in the form of RSUs.

In 2020, the Compensation Committee noted stockholder feedback regarding our performance-based equity awards and determined that, for 2020, our executives will receive 40% of their grant date target value in the

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form of stock options, 30% in the form of performance shares, and 30% in the form of RSUs. In addition, as discussed below under "Key Elements of Executive Compensation—Equity Based Incentive Awards," performance shares granted in 2020 will have a three-year performance period.

While the equity awards are actually granted in July of each year, the Compensation Committee determines the overall equity grant target value for our executive officers in the early portion of the year, in conjunction with the determination of base salary adjustments and the establishment of the annual incentive compensation plan described in greater detail below. Based on those target values, the share numbers of our annual stock option grants are determined in the middle of each calendar year, with one-half of the grants made at that time and one-half made at the beginning of the following calendar year, with a view toward countering some of the effects of the volatile trading price of our common stock. Our annual stock option grants have a ten-year term with four-year service-based vesting with one-quarter vesting after one year and the remainder vesting in 36 equal monthly installments. Our annual executive performance share and RSU awards are made in the middle of each calendar year. The performance share awards vest, assuming performance goals are achieved at specified levels, in equal annual installments over four years and are described further below. The RSU awards vest in equal installments on each of the first four anniversaries of the grant date.

The Compensation Committee also has the discretion to make outstanding merit awards, which for 2019 were stock options with a ten-year term that vest in a single installment after four years and for 2020 were RSUs that vest in a single installment after four years. The change from stock options to RSUs was due to the significant volatility of our share price and the share prices of our peers, to provide greater certainty for the retentive value of these awards, if granted. These awards can be made to executives other than our CEO as well as other key employees throughout our Company and are typically made in connection with salary adjustments at the beginning of each year as the awards are intended to relate to prior year performance and to incentivize and retain the recipients. Our CEO championed the creation of the outstanding merit grant program to recognize important contributions—both within a function and the Company as a whole—by leaders throughout our organization. Previously, our CEO received these grants too, but, starting in 2019, in response to stockholder feedback, the Compensation Committee eliminated awards of outstanding merit grants to our CEO.

In addition, as described below, in April 2019, the Compensation Committee made performance share awards to certain executive officers (not including our CEO) as part of our 2018 R&D retention plan that is described below.

The exercise price of each stock option awarded under our 2010 Stock Incentive Plan is the closing price of our common stock on the date of grant, which for our annual stock option grants are the dates of the regularly scheduled Compensation Committee meetings or actions without meetings, which are taken following decisions at meetings, in the middle of the year at which equity awards for senior executives are formally determined and at the beginning of the year at which salary adjustments and cash bonuses under our incentive compensation plan are determined. These meetings are scheduled in advance, and we do not coordinate the timing of equity award grants with the release of financial results or other material announcements by our Company. Under our 2010 Stock Incentive Plan, we may not reprice or replace options at lower exercise prices without stockholder approval.

Compensation Practices and Policies

Equity Ownership Guidelines.    Effective January 1, 2016, our Board adopted robust equity ownership guidelines for members of senior management, including our executive officers, and members of the Board. Under these guidelines, the covered individuals are expected to meet the following equity ownership requirements:

Equity Ownership Requirements

CEO	6x Annual Base Salary

All Other Executive Officers	3x Annual Base Salary

Non-Employee Members of the Board	6x Annual Cash Retainer

All directors and executive officers have either met their respective equity ownership targets or are within the five-year period for achieving compliance.

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Covered individuals as of January 1, 2016 must satisfy these guidelines by December 31, 2020, and individuals who subsequently become subject to the guidelines will have five years to reach their ownership requirements. Shares held directly, shares held indirectly, such as by a trust or a 401(k) plan, unvested restricted shares and RSUs, and shares underlying vested stock options are included in determining an individual's equity ownership. Unvested stock options and unearned performance shares are not counted toward meeting these guidelines.

Compensation Recovery Policy.    In late 2017, in response to our 2017 stockholder engagement campaign (described more fully under "Stockholder Engagement" starting on page 8), our Compensation Committee adopted a compensation recovery ("clawback") policy which provides that, in the event that, on account of fraud or other intentional misconduct, we are required to prepare an accounting restatement, we may recover from any executive officer any incentive compensation erroneously paid or awarded in excess of what would have been paid under the accounting restatement. This policy applies prospectively to certain incentive compensation paid or awarded after January 1, 2018, its effective date, and covers the three-year period preceding the date on which we are required to prepare the accounting restatement. The incentive compensation to which it applies is cash bonuses or other cash awards to the extent those bonuses or awards are earned based on the attainment of a financial reporting measure presented in our financial statements or derived from our accounting records. In addition, we are subject to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002, which provides that if we are required as a result of misconduct to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive. To the extent our policy is inconsistent with any final regulations adopted by the SEC to implement the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we intend to revise our policy to comply with those regulations.

Limitations on Hedging and Pledging.    Under our insider trading policy, our employees, including our executive officers, and Board members are prohibited from trading in our securities on a short-term basis, purchasing our securities on margin, making short sales in our securities, buying or selling put or call options on our stock, pledging our securities as collateral for a loan, and engaging in other hedging or monetization transactions such as prepaid variable forwards, equity swaps, collars and exchange funds, that permit a holder to continue to own our securities but, without the full risks and rewards of ownership.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our CEO and each of the next three most highly compensated executive officers (excluding the chief financial officer for taxable years prior to 2018). Section 162(m) historically permitted deductions in excess of $1,000,000 for "performance-based compensation," which included stock options meeting certain requirements, but the exception for "performance-based compensation" has been repealed effective for taxable years beginning after December 31, 2017.

Stock options that we granted in 2017 and prior years should still qualify for full deductibility under a transition rule for amounts payable pursuant to written binding contracts in effect on November 2, 2017. To maintain flexibility in compensating our executive officers, the Compensation Committee has not adopted a policy requiring all executive compensation to be deductible.

Key Elements of Executive Compensation

Our executive officers' compensation currently includes three primary components: base salary, cash bonus, and long-term equity-based incentive awards. Of these components, only base salary is not tied directly and meaningfully to our Company's performance because base salary is intended to attract and retain key talent by providing a stable source of income. In addition, we provide our executive officers a variety of benefits that are available generally to all salaried employees. Each of these components is described in more detail below.

Base Salary

Base salaries are designed to attract and retain qualified personnel by providing a consistent cash flow throughout the year as compensation for acceptable levels of performance of day-to-day responsibilities. Base

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salaries for our executive officers are established based on the scope of their responsibilities, their performance, and their prior relevant background, training and experience, taking into account competitive market compensation paid by the companies represented in the compensation data we review for similar positions and the overall market demand for those executive officers at the time of hire. The Compensation Committee reviews salaries on an annual basis. At such time, the Compensation Committee may change each executive officer's salary based on the individual's contributions and responsibilities over the prior twelve months and any change in competitive market pay levels.

In January 2019, the Compensation Committee set the 2019 base salaries for our executive officers. The Committee considered our Company's performance in 2018, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2019 peer group data in determining the base salaries for 2019.

In January 2020, the Compensation Committee set the 2020 base salaries for our executive officers. The Committee considered our Company's performance in 2019, including our commercial operations, clinical trial progress of our other drug candidates, job performance, internal pay alignment and equity, marketplace competitiveness and the 2020 peer group data in determining the base salaries for 2020. The following table sets forth the salary history of our named executive officers listed in the Summary Compensation Table.

Name	2019 Base Salary	2020 Increase	2020 Base Salary

Hervé Hoppenot	$1,047,108	5.0%	$1,099,465

Christiana Stamoulis (1)	$560,000	5.0%	$588,000

Steven H. Stein	$551,250	5.0%	$578,813

Wenqing Yao	$486,675	5.0%	$511,009

Barry P. Flannelly	$459,638	5.0%	$482,620

(1)
Ms. Stamoulis joined us as our Executive Vice President and Chief Financial Officer effective February 2019.

Annual Incentive Compensation Plan

Each year, we have established an incentive compensation plan that provides for cash incentive awards for all of our eligible employees. The plans have been designed to pay for performance by aligning incentive awards for each participant with an evaluation of our achievement of corporate objectives. These corporate objectives are approved by the independent members of our Board based on the recommendations of the Compensation Committee, as well as, in the case of individuals other than our CEO, the achievement of individual business objectives for a particular year. Eligibility to participate in the plans and actual award amounts are not guaranteed and are determined, in the case of our executive officers, at the discretion of the Compensation Committee. After the completion of each year, the Compensation Committee reviews with our CEO the level of achievement of the corporate objectives under the plan and determines the size of the overall bonus pool to be used for awards. The Compensation Committee, with input from our CEO with respect to our other executive officers, may use discretion in determining for each executive officer his or her bonus amount.

Incentive awards for our executive officers were approved by the Compensation Committee and paid in 2020 pursuant to our 2019 incentive compensation plan. Each of our executive officers, other than our CEO, had a funding target under the plan of 50% of his or her annual base salary for 2019, with the potential for actual awards under the plan to either exceed or be less than the funding target depending upon corporate performance, as well as the executive officer's achievement of certain individual goals that are predetermined by our CEO. Our CEO had a funding target under the plan of 100% of his annual base salary for 2019, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance.

Target incentive award amounts for each participant were based on the participant's potential impact on our operating and financial results and on market competitive pay practices. Individual performance goals were also established for eligible employees other than our CEO, and evaluations were based upon whether the employee

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met, exceeded or did not meet each established goal. The Committee believes that it is appropriate to align a higher percentage of our executive officers' total cash compensation with the achievement of our Board-approved corporate objectives because those objectives are determined with a view toward progressing our Company's business and maximizing stockholder value. Linking a significant percentage of executive officer cash incentive awards to achievement of Committee-approved corporate objectives puts a substantial portion of our CEO's and executive officers' cash compensation at risk, and is another way the Committee has designed executive compensation to pay for performance.

While executive officers other than our CEO have individual performance objectives that are evaluated by our CEO, the outcome of those objectives did not affect awards under our 2019 incentive compensation plan to those officers, and the award amounts were based solely on achievement of the corporate performance objectives.

Annual Incentive Compensation Plan 2019 Corporate Performance Objectives

Corporate performance objectives for 2019 were based on achievement of drug discovery objectives, drug development objectives and commercial objectives.

Threshold, target and outperform achievement levels were defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may have been made for each objective. Bonus objectives included an extra 5% for drug discovery, an extra 20% for drug development, and an extra 5% for business development. Collectively, the bonus opportunities enabled the payout of up to an additional 35 percentage points for extraordinary achievements beyond core objectives.

At the time the corporate performance objectives for 2019 were set, the Committee and management believed that achievement of the target levels of performance would be challenging and would require significant effort and skill, positive preclinical study and clinical trial results and continued strong commercial performance.

In January 2020, the Compensation Committee evaluated the achievement of the 2019 corporate performance objectives and determined that incentive awards under our 2019 incentive compensation plan should be based upon an achievement score of 132% of the target level of corporate performance objectives. The various objective categories, target payouts and actual payouts, are listed in the table on the next page.

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Objectives	Target %	Payout %

Drug Discovery(Target: 6 of 10)	20	30
✓ Achieved 9 of 10 pre-specified goals, including 2 IND filings

Drug Development	50	60
LIMBER (Leadership In MPNs BEyond Ruxolitinib)(Target: 3 of 4)	10	10

✓

Completed once-a-day (QD) ruxolitinib formulation development by a specified time

✓

Completed defined part of QD ruxolitinib clinical pharmacology program by a specified time

✓

Completed design of a protocol for pivotal study of ruxolitinib + parsaclisib in refractory MF

Targeted Therapies (Target: 12 of 18)	10	10

✓

Achieved 12 of 18 pre-specified goals, including FDA approval of Jakafi in steroid refractory acute GVHD, NDA submission of pemigatinib in cholangiocarcinoma and passing an interim futility analysis for another development program

Immuno-Oncology—INCB86550 (Oral PD-L1) (Target: 3 of 5)	10	15
✓ Achieved all five pre-specified goals, including determining a recommended Phase II dose

Other Immuno-Oncology (Target: 5 of 8)	7.5	6.5
✓ Achieved five of eight pre-specified goals, including dosing INCMGA0012 in combination with another clinical candidate and dosing the first patient with MCLA-145

Inflammation and Autoimmunity—Dermatology (Target: 2 of 4)	10	15
✓ Achieved three of four pre-specified goals, including launching the Phase III pivotal program of ruxolitinib cream in vitiligo by a specified time

Other Inflammation and Autoimmunity (Target: 2 of 2)	2.5	2.5
✓ Achieved both pre-specified goals, including achievement of enrollment targets by specified time for three trials, two with decision-enabling results by year-end

Development Bonus Achieved		1
✓ Initiated a first-line bladder cancer study with pemigatinib by a specified time

Commercial(Target: $1.750M in revenue from Jakafi and Iclusig)	30	37
✓ Based on the achievement of pre-specified revenue levels for Jakafi and Iclusig, as well as number of patients with steroid-refractory acute GVHD treated with Jakafi

Business Development Bonus Opportunity Achieved		5
✓ Achieved in-licensing deal that advances the LIMBER initiative

Total	100	132

Detailed Discussion of Corporate Achievements

Discovery

In 2019, we achieved 9 of 10 prespecified discovery goals. While we do not disclose details about our discovery efforts due to potential competitive harm concerns that are inherent in our industry, we successfully filed 2 new IND applications with the FDA.

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Development

Clinical development is one of the main drivers of Incyte's long-term success and, as such, it makes up 50% of our annual goals. Below are some key development highlights from 2019.

  LIMBER

  Leadership In MPNs BEyond Ruxolitinib (LIMBER) is a keydevelopment priority for Incyte.

  During 2019, we successfully completed QD ruxolitinib formulation development and completed the first part of the clinical pharmacology program required for FDA approval. The second part of the clinical pharmacology program is now ongoing, and we expect to present initial bioavailability and bioequivlance data for the QD ruxolitinib program later this year, and and are planning for potential launch in 2022.

  In addition, we made a 'go-forward' decision for the ruxolitinib plus parsaclisib (PI3kd) combination and completed design of a pivotal study protocol ahead of a pivotal study of this combination in refractory myelofibrosis.

  TARGETED THERAPIES

  Within our targeted therapies portfolio, we achieved 12 of 18 pre-specified goals. The most significant of these goals were the FDA approval of Jakafi in steroid refractory acute GVHD, the NDA submission of pemigatinib in cholangiocarcinoma and another development program passing an interim futility analysis. We also achieved a bonus related to the initiation of a first line bladder cancer study with pemigatinib.

  A goal that was not reached during 2019 was generating positive data from the pivotal Phase III GRAVITAS-301 study. As we announced in early January, GRAVITAS-301, a study evaluating itacitinib in combination with corticosteroids in patients with treatment-naïve acute GVHD did not meet the primary endpoint of improving overall response rate at Day 28 compared to placebo plus corticosteroids.

  IMMUNO-ONCOLOGY

  Incyte achieved 10 of 13 prespeficied goals in immuno-oncology. Among the more notable achievements were determining the recommended Phase II doses for INCB86550 (oral PD-L1), INCAGN2390 (LAG3) and INCAGN2385 (TIM3).

  INFLAMMATION AND AUTOIMMUNITY (IAI)

  In 2019, we achieved five of six prespecified IAI goals. Notably,we initiatied the Phase III pivotal program of ruxolitinib cream in patients with vitiligo and completed enrollment in the TRuE AD1 and TRuE AD2 Phase III trials of ruxolitinib cream in patients with mild to moderate atopic dermatitis. The results of TRuE-AD1 and TRuE-AD2 were announced earlier in 2020, and both trials achieved their primary endpoints. Data were presented at the Revolutionizing Atopic Dermatitis (RAD) Virtual Symposium in April.

Commercial

Jakafi performance continued to be very strong in 2019. During the year, we raised our revenue guidance for Jakafi and ended the year at $1,685 million, representing the high end of the revised revenue guidance range and a 21% year-over-year growth. Total net product revenues for Jakafi and Iclusig in 2019 totalled $1,782 million(1), exceeding the target of $1,750 million.

We were also able to reach the Outperform threshold level for the number of patients with steroid-refractory acute GVHD treated with Jakafi, surpassing the target figure by 250 patients.

(1)
Iclusig sales figure based on budgeted exchange rate when goals were established, not the actual exchange rate as reported in Incyte's Annual Report on Form 10K for the year ended December 31, 2019. The budgeted exchange rate is used to avoid foreign exchange-related penalties or gains in sales calcuations.

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Business Development

The 2019 business development achievement was based on executing an in-licensing deal that would advance the LIMBER initiative by adding a new molecule that would be ready for a clinical trial by the beginning of 2020.

This table sets forth the incentive awards under our 2019 incentive compensation plan for our named executive officers:

Name	Year-End Salary (A) x	Target Bonus % (B) x	Overall Multiplier (C) =	Bonus Award (D)

Hervé Hoppenot	$1,047,108	100%	132.0%	$1,382,183

Christiana Stamoulis	$560,000	50%	132.0%	$369,600

Steven H. Stein	$551,250	50%	132.0%	$363,825

Wenqing Yao	$486,675	50%	132.0%	$321,206

Barry P. Flannelly	$459,638	50%	132.0%	$303,361

Our incentive compensation program is designed to incentivize employees, including our executive officers, in every area of our Company, which we believe helps lead to significant achievement across all areas. Our Compensation Committee believes that measuring and rewarding achievements from all functions—including functions such as discovery, development, technical operations and business development, whose efforts take a much longer time to make an impact on our top-line revenue or on our stock price—helps ensure that we are properly incentivizing the collective efforts that lead not only to successful current commercial performance but also critically set the stage for potential continued growth and potential long-term sustained success in the years ahead. Our Compensation Committee also believes that linking incentive compensation to corporate goals aligns employees' incentives with strategic imperatives, thus paying for performance.

The chart below illustrates the achievement levels under our incentive compensation program over the last three years, and illustrates how the annual incentive compensation plan serves to execute on the Compensation Committee's goal of paying for performance:

Incentive Compensation Plan Achievement—2017-2019

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Annual Incentive Compensation Plan 2020 Corporate Performance Objectives

In January 2020, the independent members of our Board, based on the recommendations of the Compensation Committee, approved corporate objectives for our 2020 incentive compensation plan. Under this plan, the funding targets for our executive officers remain the same as for 2019. Corporate performance objectives for 2020 are based on achievement of drug discovery objectives, drug development objectives and commercial objectives.

Threshold, target and outperform achievement levels are defined for each corporate objective and, depending on the achievement of those performance levels, a payout ranging from 0% to 150% may be made for each objective. Bonus objectives include an extra 15% for drug discovery, an extra 25% for drug development, an extra 5% for commercial and an extra 10% for business development. Collectively, the bonus opportunities enable the payout of up to an additional 55 percentage points for extraordinary achievements beyond core objectives.

The Committee and management believe that achievement of the target levels of performance will be difficult and challenging, but achievable with significant effort and skill, favorable preclinical study and clinical trial results and continued strong commercial performance.

Equity-Based Incentive Awards

The Compensation Committee administers equity-based incentive awards, such as stock option grants, RSUs and performance shares that are made to our executive officers under our 2010 Stock Incentive Plan. The Compensation Committee believes that by providing those persons who have substantial responsibility for our management and growth with an opportunity to increase their ownership of our stock, the best interests of our stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive equity-based incentive awards when the Compensation Committee performs its annual review, although these awards may be granted at other times in recognition of exceptional achievements. As is the case when the amounts of base salary and initial equity awards are determined, the Compensation Committee conducts a review of all components of an executive officer's compensation when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.

Under our 2010 Stock Incentive Plan, we may grant stock options, restricted shares, performance shares, RSUs or stock appreciation rights.

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In 2019, our executive officers received stock options, performance shares and RSUs and in 2020, our U.S.-based executive officers will receive stock options, performance shares, and RSUs and our non-U.S.-based executive officers will receive RSUs. For our CEO, the total grant date target value of these equity awards is $12,900,000. For other executive officers, the range of total grant date target value of these equity awards is $500,000 to $2,200,000. Ms. Stamoulis, however, who joined us in February 2019, received initial equity awards with an aggregate grant date target value of $3,300,000 on joining us, and, pursuant to her agreement with us in connection with her commencement of employment, did not receive a 2019 annual equity award but instead received equity awards with an aggregate grant date target value of $1,300,000 on the first anniversary of the commencement of her employment in February 2020 and will be eligible to receive equity awards in July 2020 with an aggregate grant date target value of $2,200,000.

The value of all of these awards are inherently performance-based:

•
Stock options are performance based because they pay nothing to our executive officers unless stockholders benefit by stock price appreciation. In addition, with a ten-year life and a four-year vesting period, stock options are in sync with the time required for discovery, development and commercialization of new medicines. Our Compensation Committee believes that stock options help align executives' interests with the long-term interests of our Company and our stockholders. Stock options reinforce our belief that future potential growth of Incyte will be generated by innovation, our discovery and development pipeline, demand for our products and our commercial execution.

•
Performance shares do not become earned unless pre-determined performance goals are met.

•
RSU awards grow or decline in value based on stock price, also linking executive officers' compensation to the value delivered to stockholders.

In addition to the performance-based aspects of stock options, performance shares and RSUs, the time-based vesting also serves a critical retention function. Time-based vesting helps ensure the long-term retention of highly valuable executive officers, in whom we have invested considerable time and money, and the intellectual capital they create as well as continuity of their respective teams. The performance-based components and time-based components of our equity compensation program are designed to encourage both an appropriate level of risk-taking and a focus on sound long-term decision making, thus aligning executive interests with the long-term best interests of our Company and our stockholders.

For our 2019 annual equity grants, stock options comprised 50% of an executive officer's target equity compensation, performance shares comprised 25% and RSUs comprised 25%. As described above under "—Equity Grant Practices," for 2020 the Compensation Committee has determined that our U.S.-based executive officers' annual equity award mix should be 40% stock options, 30% performance shares and 30% RSUs to bring our practices closer in line with our peer group and the broader market norm and to provide greater retentive value from our equity awards.

Performance shares granted in July 2019 had a revenue trigger that was determined by the Compensation Committee in February 2019, which was the same target number as the commercial objective revenue target number for the 2019 Incentive Compensation Plan—namely, $1.750 million in Jakafi and Iclusig revenues. Depending on revenue actually achieved, the payout on these performance shares could have varied from 0% to 125% of target. These performance shares comprised 25% of an executive officer's target equity compensation awarded in connection with our annual equity grants. The Compensation Committee believed that these performance shares aligned our executive officers' interest even more closely with the financial performance of our Company and the eventual value delivered to stockholders. The target amount of Jakafi and Iclusig revenues for the 2019 performance shares was $1,750 million and we recorded $1,782 million* of Jakafi

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and Iclusig revenues in 2019, resulting in a percentage achievement of the 2019 performance share goal at the 101.8% level.

Performance Share Achievement*

*  PSUs were added as a component of Executive Compensation in 2018.

2019 Outstanding Merit Grants

In January 2019, one of our named executive officers, Barry Flannelly, Executive Vice President, General Manager, US, received an outstanding merit option grant intended to incentivize and retain him with a grant date target value of $2,000,000. This outstanding merit option grant is subject to four-year cliff vesting.

2018 Retention Plans

With the failure of our ECHO-301 program in April 2018 and the significant stock price decline which accompanied it, the Compensation Committee believed it was vital to act to preserve the two key engines of growth within Incyte—namely, the salesforce which generates the revenue to fund our day-to-day operations and the R&D effort which aims to produce the compounds that will potentially lead to future growth.

Accordingly, in June 2018, the Compensation Committee adopted retention plans utilizing performance share awards for certain groups of employees of our Company, namely key R&D employees and our salesforce. The R&D retention plan participants included two of our named executive officers, Drs. Stein and Yao, who each received performance share awards potentially representing 50,000 shares of common stock, which would be earned based on a specific number of investigational new drug (IND) filings made by our Company during a specified time frame and, if earned, would vest on the third anniversary of the initial grant date.

In April 2019, following stockholder approval of the increase in the authorized shares available for issuance under our 2010 Stock Incentive Plan, Drs. Stein and Yao received additional performance share awards potentially representing 50,000 shares of common stock and with the same performance goals as the June 2018 awards. The April 2019 performance share awards, if earned, would vest on the third anniversary of the initial grant date of the June 2018 awards.

No other grants are planned under the 2018 Retention Plans.

(1)
Iclusig sales figure based on budgeted exchange rate when goals were established, not the actual exchange rate as reported in Incyte's Annual Report on Form 10K for the year ended December 31, 2019. The budgeted exchange rate is used to avoid foreign exchange-related penalties or gains in sales calcuations.

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Termination Based Compensation Under Employment Agreements and Offer Letters

Our executive officers are parties to employment agreements and offer letters, as described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

These employment agreements and offer letters provide for severance payments and acceleration of vesting of equity-based awards upon termination of employment under the circumstances described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In general, the employment agreements provide for severance benefits if an officer's employment is terminated within 24 months following a change in control. These agreements are designed both to attract executives, as we compete for talented employees in a marketplace where such protections are routinely offered, and to retain executives and provide continuity of management in the event of an actual or threatened change in control.

Other Compensation

All of our full-time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs. These benefits are designed to provide our executive officers and eligible employees a competitive total compensation package that enables us to attract and retain qualified personnel. Under our employment agreement with our CEO, we paid the premiums with respect to a six-year insurance policy that becomes payable to the CEO or his estate upon his disability or death, although at his suggestion, in 2019, we amended his employment agreement to eliminate our obligation to pay the last year's premium on that insurance policy, as described below under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

Compensation Committee Report

This report shall not deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission or be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates it by reference into a document filed under such Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth in this Proxy Statement with our management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Compensation Committee Paul A. Brooke (Chair) Julian C. Baker Jean-Jacques Bienaimé

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Named Executive Officers

The Summary Compensation Table, Grants of Plan-Based Awards Table and the tables that follow provide compensation information for our named executive officers, including Hervé Hoppenot, our President and CEO, Christiana Stamoulis, our Executive Vice President and Chief Financial Officer, and Steven H. Stein, Wenqing Yao and Barry P. Flannelly.

Our named executive officers' total compensation for 2019 as determined under the rules of the Securities and Exchange Commission, or SEC, is set forth in the following table under the caption "Total."

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Hervé Hoppenot	2019	1,044,376	—		6,740,953	5,937,070	1,382,183	46,656	15,151,238
President and Chief	2018	995,575	—		1,733,822	5,564,508	807,769	212,515	9,314,189
Executive Officer	2017	966,505	—		1,755,563	11,677,844	1,476,505	210,614	16,087,031

Christiana Stamoulis	2019	497,096	280,000	(4)	824,960	2,474,685	369,600	49,327	4,495,668
Executive Vice President and Chief Financial Officer

Steven H. Stein	2019	549,812	—		4,868,505	1,235,249	363,825	24,093	7,041,484
Executive Vice President and	2018	522,123	—		3,733,824	2,119,070	212,625	23,874	6,611,516
Chief Medical Officer	2017	473,070	100,000	(5)	451,372	2,688,504	362,188	24,121	4,099,255

Wenqing Yao	2019	485,405	—		4,868,505	1,235,249	321,206	41,195	6,951,560
Executive Vice President,	2018	462,723	—		3,733,824	2,119,070	187,718	36,716	6,540,051
Head of Discovery Chemistry	2017	448,798	—		451,372	2,688,504	343,125	41,374	3,973,173

Barry P. Flannelly	2019	458,438	—		1,149,505	3,490,293	303,361	41,345	5,442,942
Executive Vice President and General Manager—US

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts reported above in the "Stock Awards" and "Option Awards" columns represent the aggregate grant date fair value of stock awards and options awards granted in the respective fiscal years, as determined in accordance with ASC 718. The reported amounts for 2017 include the grant date fair value of awards of restricted stock units ("RSUs") and option awards. The reported amounts for 2018 and 2019 include the grant date fair value of awards of performance shares, RSUs and option awards. Additional information with respect to 2019 performance share, RSU and option awards is set forth in the "2019 Grants of Plan Based Awards" table below.

(2)
Amounts listed in this column represent bonuses paid under the annual incentive compensation plan for each of the respective years. These amounts are not reported in a separately identified Bonus column because the awards are tied to corporate performance objectives.

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(3)
Amounts listed in this column for each year represent payments made for group term life insurance and matching contributions under our 401(k) plan and also the following payments:

Name	Year	Life Insurance Premiums ($)(1)	Financial Planning Services ($)(2)	Statutory Fee for Serving as Director of EU Subsidiary ($)	Travel Reimbursement ($)(2)(3)

Hervé Hoppenot	2019	5,125	21,643 (6,643)	4,400	—
	2018	160,207	27,649 (12,649)	4,400	—
	2017	160,207	26,131 (12,631)	4,400	—

Christiana Stamoulis	2019	811	10,883 (3,321)	—	21,133 (6,239)

Steven H. Stein	2019	1,377	1,816 (521)	4,400	—
	2018	—	1,674 (479)	4,400	—
	2017	—	2,358 (1,098)	4,400	—

Wenqing Yao	2019	2,241	22,754 (10,404)	—	—
	2018	—	18,390 (5,640)	—	—
	2017	—	23,123 (11,123)	—	—

Barry P. Flannelly	2019	3,226	21,619 (6,619)	—	—

(1)
Payment of life insurance premiums for Mr. Hoppenot was designed to compensate him for certain components of equity awards from his previous employer that he forfeited when joining Incyte. Our obligation to make these payments expired in 2019. For a more detailed explanation, please see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—President and CEO—Life Insurance and Disability Insurance Coverage" below.

(2)
Amounts in this column are inclusive of tax gross-up payments. The amount of the specific tax gross-ups are detailed in the parentheses next to the total amount.

(3)
Amounts in this column constitute reimbursement for travel expenses in lieu of a relocation package pursuant to Ms. Stamoulis' offer letter with the Company.
(4)
This amount represents Ms. Stamoulis's signing bonus in connection with the commencement of her employment.

(5)
This amount represents a portion of Dr. Stein's signing bonus in connection with the commencement of his employment with the Company in May 2016 and was intended to compensate Dr. Stein for compensation forfeited by leaving his previous employer; payment of this portion was deferred until the second anniversary of the date of his employment.

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2019 Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Equity Incentive Plan Awards Shares(3)			All Other Stock Awards: Number of Shares of Stocks or	All Other Option Awards: Number of Securities Underlying		Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(4)	Options (#)		Awards ($/Sh)	Awards ($)(5)

Hervé Hoppenot		785,331	1,047,108	1,570,662
	01/04/2019								88,558	(6)	72.27	2,571,785
	07/02/2019								96,327	(7)	85.01	3,365,284
	07/02/2019				29,736	39,648	49,560				85.01	3,370,476
	07/02/2019							39,648			85.01	3,370,476

Christiana Stamoulis		210,000	280,000	420,000
	02/11/2019								72,809	(7)	80.21	2,474,685
	02/11/2019							10,285			80.21	824,960

Steven H. Stein		206,719	275,625	413,438
	01/04/2019								22,772	(6)	72.27	661,317
	04/29/2019					50,000					74.38	3,719,000
	07/02/2019								16,428	(7)	85.01	573,932
	07/02/2019				5,071	6,761	8,451				85.01	574,753
	07/02/2019							6,761			85.01	574,753

Wenqing Yao		182,503	243,338	365,006
	01/04/2019								22,772	(6)	72.27	661,317
	04/29/2019					50,000					74.38	3,719,000
	07/02/2019								16,428	(7)	85.01	573,932
	07/02/2019				5,071	6,761	8,451				85.01	574,753
	07/02/2019							6,761			85.01	574,753

Barry P. Flannelly		172,364	229,819	344,729
	01/04/2019								63,105	(8)	72.27	2,255,045
	01/04/2019								22,772	(6)	72.27	661,317
	07/02/2019								16,428	(7)	85.01	573,932
	07/02/2019				5,071	6,761	8,451				85.01	574,753
	07/02/2019							6,761			85.01	574,753

(1)
The target amounts shown reflect our annual incentive plan awards originally provided under the 2019 incentive compensation plan and represent the pre-established target awards as a percentage of base salary for the 2019 fiscal year, with the potential for actual awards under the plan to either exceed or be less than such funding target depending upon corporate performance. Actual award amounts are not guaranteed and are determined at the discretion of the Compensation Committee, which may consider an individual's performance during the period. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan." Actual 2019 incentive compensation plan payouts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)
The threshold amounts shown illustrate the smallest payout that can be made under the 2019 incentive compensation plan if all of the pre-established performance objectives are achieved at the minimum achievement level. The target amounts shown are the payouts that can be made if all of the pre-established performance objectives have been achieved at the target achievement level and, as noted in footnote (1), correlate to the pre-established target awards as a percentage of base salary. The maximum amounts shown are the greatest payout that can be made if all of the pre-established maximum performance objectives are achieved or exceeded at the outperform achievement levels and all potential bonus points under the 2019 incentive compensation plan were earned. Actual awards may be more or less than these amounts and, as noted in footnote (1), are at the discretion of the Compensation Committee. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Annual Incentive Compensation Plan."

(3)
Awards under these columns represent performance shares. For the awards made on April 29, 2019, the performance shares become earned if a specified number of new chemical entities are approved by regulatory authorities during a specified time frame and, if earned, would vest in full on June 28, 2022. For the awards made on July 2, 2019, the actual number of number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 125% based on the actual level at which the applicable revenue-based performance goal is achieved, as certified by the Compensation Committee. The performance period was the year ended December 31, 2019 and achievement of maximum, target and threshold levels will result in percentage multipliers of 125%, 100% and 75%, respectively, with achievement below the threshold level resulting in a percentage multiplier of 0%. In January 2020, the Compensation Committee of the Board of Directors determined that the performance shares were earned at the 101.8% level, resulting in 40,360 shares being earned by Mr. Hoppenot and 6,881 shares earned by the other executive officers who received performance shares, and the earned shares will vest in equal installments on each of the first four anniversaries of the grant date of July 2, 2019. For additional information, please refer to the section titled "Executive Compensation—Compensation Discussion and Analysis—Key Elements of Executive Compensation—Equity Based Incentive Awards."

(4)
Represents RSUs that will vest in equal installments on each of the first four anniversaries of the grant date. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

(5)
Represents the aggregate fair value of stock and option awards computed as of the grant date of each performance share, RSU or option award in accordance with ASC 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest and if and when performance shares vest will equal or exceed the price of our common stock on the date of the applicable RSU or performance share award. The grant date fair values of performance shares were calculated by multiplying the closing price of our common stock on the grant date by the target number of shares payable if the performance targets for those shares are achieved at the target level of 100%.

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(6)
Options became exercisable as to one-fourth of the shares on July 2, 2019, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

(7)
Options become exercisable as to one-fourth of the shares on the first anniversary of the grant date, with the remaining shares vesting ratably each month thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

(8)
Options become exercisable as to all of the shares on the fourth anniversary of the grant date, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of the options is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements" below.

Compensation Risk Assessment

The Compensation Committee, in consultation with the Company's executive management, reviewed the Company's compensation policies and practices for its employees and concluded that risks arising from those policies and practices are not reasonably likely to have a material adverse effect on the Company.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In April 2014, the Compensation Committee and Management Stock Option Committee approved amendments to outstanding employee stock option and RSU agreements and to the forms of agreements for future employee stock option and RSU agreement to provide that, in the event of a change in control of the Company, (i) if the successor corporation does not assume or substitute comparable awards for all outstanding employee options and RSUs, then as of the date of completion of the change in control transaction, the vesting of such options and RSUs shall be accelerated in full, and (ii) if outstanding options and RSUs are assumed or replaced by comparable awards by the successor corporation and within one year after the change in control, an equity awardee's service as an employee is terminated without cause or due to constructive termination, then the vesting of such person's assumed or substituted options and RSUs shall be accelerated in full. The value of such acceleration in full for each Named Executive Officer, assuming such termination or event was effective as of December 31, 2018, is set forth in the table below under the heading "Potential Payments Upon Termination in Connection with a Change in Control."

President and CEO

In connection with his appointment as President and CEO in January 2014, Mr. Hoppenot and the Company entered into an employment agreement.

In connection with the commencement of his employment, Mr. Hoppenot received in January 2014 a one-time grant of 400,000 RSUs, designed to make him whole for equity he forfeited at his previous employer and also to further incentivize retention over a six-year period. Each RSU represented the right to acquire one share of the Company's common stock. Vesting of the RSUs was subject to Mr. Hoppenot's continued employment on the applicable vesting dates, with one-sixth of the RSUs vesting at the end of each of the calendar years 2014 through 2019.

Termination Without Good Reason Prior to a Change in Control.    If Mr. Hoppenot voluntarily terminates his employment with the Company other than for good reason and other than in the 24-month period following a change in control (the "Change in Control Employment Period"), the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation and any accrued vacation pay.

Termination Without Good Reason in Connection with a Change in Control.    If Mr. Hoppenot terminates his employment with the Company without good reason during the Change in Control Employment Period, the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year.

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Termination Without Cause or for Good Reason Not in Connection with a Change in Control.    If, at any time other than during the Change in Control Employment Period, Mr. Hoppenot's employment is terminated by the Company without cause or by Mr. Hoppenot for good reason, the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, the Company will pay him an amount equal to the sum of 1.5 times his annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The agreement also provides that Mr. Hoppenot's stock options and RSUs will vest as to the amount that would have vested had he continued to work for the Company for an additional 18 months. All options would continue to be exercisable for 180 days following the date of termination. The agreement also provides for the payment of COBRA premiums by the Company, or the cash equivalent thereof, for Mr. Hoppenot and his family for up to 12 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

Termination in Connection with a Change in Control Without Cause or for Good Reason.    If during the Change in Control Employment Period Mr. Hoppenot's employment is terminated by the Company without cause or by Mr. Hoppenot for good reason, the Company will pay Mr. Hoppenot, to the extent not already paid, his annual base salary through the date of termination, his signing bonus, any deferred compensation, any accrued vacation pay, and an amount equal to a pro rata portion of his target bonus calculated according to the number of days he worked through the date of termination in the current fiscal year. In addition, the Company will pay him an amount equal to three times the sum of his current annual base salary and the greater of his current target bonus or his bonus amount for the preceding fiscal year. The agreement also provides that in the event of such a termination, all of Mr. Hoppenot's unvested RSUs and unvested stock options will vest in full, and all stock options will remain exercisable for 12 months following his termination. In addition, all performance shares will vest in full and be settled assuming the target level of performance has been achieved. The agreement also provides for the continuation of benefits for Mr. Hoppenot and his family for up to 36 months, outplacement services for up 12 months, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

Life Insurance and Disability Insurance Coverage.    When Mr. Hoppenot became our CEO in January 2014, after being recruited by our Board, he forfeited certain equity-based awards with his previous employer that had provided for an acceleration of vesting of a majority of the awards in the event of his death or permanent disability. Our one-time grant of 400,000 RSUs to Mr. Hoppenot, described above, did not contain a similar provision. To provide Mr. Hoppenot with similar economic value commensurate with the equity based awards he had forfeited in order to join us, we agreed in Mr. Hoppenot's employment agreement to pay the premiums for an insurance policy that will remain in place for the six-year period that commenced on the first day of his employment that will pay $15 million to Mr. Hoppenot upon termination of his employment for disability or his estate on his death. The six-year period for the life and disability insurance was the same vesting period for the 400,000 RSUs. Mr. Hoppenot's initial employment agreement also required us to gross-up each premium amount so that the total payment made by us was sufficient to cover the premiums and all federal, state and local income taxes incurred by Mr. Hoppenot. In April 2015, we amended Mr. Hoppenot's employment agreement so that we would no longer be required to gross-up each premium amount to cover taxes incurred by Mr. Hoppenot. In 2019, at Mr. Hoppenot's suggestion, we amended Mr. Hoppenot's employment agreement so that we would no longer be required to pay the premiums for the life and disability insurance coverage for 2019, the last year of vesting of Mr. Hoppenot's initial RSU grant.

Post-Retirement Vesting.    In October 2019, we amended Mr. Hoppenot's employment agreement to provide that should Mr. Hoppenot remain employed by us through his retirement on a date after December 31, 2024 (as such date may be extended by mutual agreement), all outstanding unvested equity awards that are granted by us to Mr. Hoppenot after July 15, 2019 and before December 31, 2024

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(or such later date after December 31, 2024) as may be mutually agreed upon would continue to vest as if he continued to be employed by us following the date of his retirement. In addition, any outstanding stock option awards that are granted to Mr. Hoppenot after July 15, 2019 and before December 31, 2024 (or such later date after December 31, 2024 as may be mutually agreed upon) that either were vested at the date of his retirement or become vested due to the post-retirement continued vesting provisions will be exercisable during the remainder of their original term. The effectiveness of these provisions will be subject to Mr. Hoppenot's continued compliance with the non-solicitation/non-hiring and non-disparagement covenants described below, including during any period of post-retirement continued vesting provided by the amendments to the agreement.

Other Covenants.    Under the agreement, Mr. Hoppenot is subject to non-solicitation/non-hiring and non-disparagement covenants that extend two years from termination of employment. Upon certain breaches of those covenants after termination of employment, Mr. Hoppenot must forfeit all of his unvested stock options, stock appreciation rights, restricted stock units, performance shares, and the gain or income realized from the exercise, vesting or settlement of the same within 24 months prior to the breach.

Agreements with Other Named Executive Officers

In November 2003, our Board approved a form of employment agreement for Executive Vice Presidents and certain other senior employees. The form of employment agreement for the Executive Vice Presidents and certain other senior employees was amended in December 2008 to comply with Section 409A of the Internal Revenue Code of 1986, as amended. In April 2012, the employment agreements with our Executive Vice Presidents and certain other senior employees were amended to increase the amount payable upon an "involuntary termination" of the executive's employment within 24 months following a change in control. The Company entered into an employment agreement with Steven H. Stein in March 2015 and Wenqing Yao in November 2003 while each served as one of our senior employees. The Company entered into employment agreements with Barry P. Flannelly in August 2014 and with Christiana Stamoulis in February 2019 upon their employment with the Company.

The employment agreements with our Executive Vice Presidents provide that in the event of an "involuntary termination" of the executive's employment within 24 months following a change in control (which includes actual termination without cause and constructive termination by way of the assignment of duties substantially and materially inconsistent with the executive's position or other diminishment in position, requiring the executive to be based at any location outside more than 35 miles from the office or location where he or she was based prior to a change in control, a reduction in salary, bonus or adverse change in benefits, or a breach by the Company of the terms of the executive's employment arrangement), we will pay the executive an amount equal to two times the sum of the executive's current annual base salary and the greater of (1) the executive's current target bonus or (2) the executive's bonus amount for the preceding fiscal year.

A "change in control" generally includes a significant change in the composition of the Board, the acquisition by any person or entity of greater than 50% of the combined voting power of the Company's outstanding securities, the approval of a liquidation or dissolution of the Company, or the sale or disposition of all or substantially all of the Company's assets or similar transaction. We will also pay the executive a pro rata portion of the executive's target bonus calculated according to the number of days the executive worked through the termination date in the current fiscal year. The cash payment would be paid in a lump sum payment following the executive's termination.

The agreement also provides that in the event of such a termination, all of the executive's unvested stock options will vest in full, and all stock options will be exercisable for 12 months following the executive's termination. In addition, the agreement provides for the reimbursement of COBRA premiums by the Company for the executive and eligible dependents for up to 12 months, reimbursement (or payment) by the Company for the cost of continued life and disability insurance for the executive for 12 months at the same levels in effect on the termination date, as well as payment with respect to any other accrued amounts under other of the Company's benefits arrangements.

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Potential Payments Upon Termination Without a Change in Control

The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer by the Company without cause, or by the executive for good reason, in each case prior to a change in control and assuming the employment of the named executive officer was terminated on December 31, 2019.

Termination	Cash Payment ($)	Medical/ Insurance Benefits ($)	Acceleration of Equity Awards ($)(1)	Other ($)(2)	Total ($)

Hervé Hoppenot Termination without cause	4,188,432	30,973	9,279,514	281,572	13,780,491

(1)
Represents the amount by which the $87.32 closing price of our common stock on December 31, 2019 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $87.32 multiplied by the number of RSUs for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

Potential Payments Upon Termination in Connection with a Change in Control

The following table describes the potential payments and benefits triggered by a termination of employment of a named executive officer in connection with a change in control, by the Company without cause or by the executive for good reason, in each case assuming the employment of the named executive officer was terminated on December 31, 2019.

Termination	Cash Payment($)	Medical/ Insurance Benefits($)	Acceleration of Equity Awards($)(1)	Other($)(2)	Total($)

Hervé Hoppenot
Termination without cause or for good reason(3)	7,329,756	101,667	11,838,342	281,572	19,551,337

Christiana Stamoulis
Termination without cause or for good reason(3)	1,960,000	10,840	1,415,758	19,385	3,405,983

Steven H. Stein
Termination without cause or for good reason(3)	1,929,375	6,616	11,157,164	42,404	13,135,559

Wenqing Yao
Termination without cause or for good reason(3)	1,703,364	32,181	11,157,164	59,898	12,952,607

Barry P. Flannelly
Termination without cause or for good reason(3)	1,608,733	34,350	3,374,895	19,446	5,037,424

(1)
Represents the amount by which the $87.32 closing price of our common stock on December 31, 2019 exceeded the exercise price for stock options for which vesting would have accelerated as a result of termination of employment and $87.32 multiplied by the number of RSUs for which vesting would have accelerated as a result of termination of employment.

(2)
Includes accrued amounts under other of the Company's benefits arrangements, including accrued vacation and other vested benefits the named executive officer is entitled to receive that are generally available to all salaried employees.

(3)
Includes constructive termination following a change in control. See the section entitled "Employment Contracts, Termination of Employment and Change-in-Control Arrangements—Agreements with Other Named Executive Officers" above.

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2019 Outstanding Equity Awards at Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Hervé Hoppenot	01/21/2014	124,148	—	64.55	01/20/2021
	01/08/2015	89,771	—	73.21	01/07/2022
	**01/07/2016	—	20,195	95.76	01/06/2026
	01/07/2016	75,138	—	95.76	01/06/2023
	*07/15/2016	63,417	10,828	83.83	07/14/2026
	07/15/2016					5,401	(3)	471,615
	***01/17/2017	63,417	10,828	113.64	01/16/2027
	**01/17/2017	—	94,325	113.64	01/16/2027
	*07/05/2017	28,497	18,671	128.34	07/04/2027
	07/05/2017					6,840	(3)	597,269
	***01/23/2018	28,497	18,671	94.63	01/22/2028
	**01/24/2018	—	25,401	95.34	01/23/2028
	*07/02/2018	31,363	57,194	68.62	07/01/2028
	07/02/2018					15,728	(4)	1,373,369
	***01/04/2019	31,363	57,195	72.27	01/03/2029
	*07/02/2019	—	96,327	85.01	07/01/2029
	07/02/2019					39,648	(3)	3,462,063
	07/02/2019								39,648	(5)	3,462,063	(6)

		535,611	409,635			67,617		5,904,316	39,648		3,462,063

Christiana Stamoulis(7)	02/11/2019					10,285	(3)	898,086
	*02/11/2019	—	72,809	80.21	02/11/2029

		—	72,809			10,285		898,086

Steven H. Stein	03/02/2015	10,876	—	88.68	03/01/2022
	01/07/2016	8,870	—	95.76	01/06/2023
	**01/07/2016	—	4,039	95.76	01/06/2026
	*07/15/2016	11,137	2,785	83.83	07/14/2026
	07/15/2016					1,389	(3)	121,287
	***01/17/2017	16,306	2,785	113.64	01/16/2027
	**01/17/2017	—	18,865	113.64	01/16/2027
	*07/05/2017	7,327	4,801	128.34	07/04/2027
	07/05/2017					1,759	(3)	153,596
	***01/23/2018	7,327	4,801	94.63	01/22/2028
	**01/24/2018	—	21,167	95.34	01/23/2028
	06/28/2018					50,000	(8)	4,366,000
	*07/02/2018	8,065	14,707	68.62	07/01/2028
	07/02/2018					4,042	(4)	352,947
	***01/04/2019	8,065	14,707	72.27	01/03/2029
	04/29/2019								50,000	(9)	4,366,000	(6)
	*07/02/2019	—	16,428	85.01	07/01/2029
	07/02/2019					6,761	(3)	590,371
	07/02/2019								6,761	(5)	590,371	(6)

		77,973	105,085			63,951		5,584,201	56,761		4,956,371

Proxy Statement 2020 | 59

Executive Compensation

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Un-Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Wenqing Yao	02/09/2013	17,542	—	18.32	02/08/2020
	01/21/2014	16,553	—	64.55	01/20/2021
	01/08/2015	21,545	—	73.21	01/07/2022
	**01/08/2015	20,000	—	73.21	01/07/2025
	**01/07/2016	—	13,631	95.76	01/06/2026
	01/07/2016	18,784	—	95.76	01/06/2023
	*07/15/2016	16,306	2,785	83.83	07/14/2026
	07/15/2016					1,389	(3)	121,287
	***01/17/2017	16,306	2,785	113.64	01/16/2027
	**01/17/2017	—	18,865	113.64	01/16/2027
	*07/05/2017	7,327	4,801	128.34	07/04/2027
	07/05/2017					1,759	(3)	153,596
	***01/23/2018	7,327	4,801	94.63	01/22/2028
	**01/24/2018	—	21,167	95.34	01/23/2028
	06/28/2018					50,000	(8)	4,366,000
	*07/02/2018	8,065	14,707	68.62	07/01/2028
	07/02/2018					4,042	(4)	352,947
	***01/04/2019	8,065	14,707	72.27	01/03/2029
	04/29/2019								50,000	(9)	4,366,000	(6)
	*07/02/2019	—	16,428	85.01	07/01/2029
	07/02/2019					6,761	(3)	590,371
	07/02/2019								6,761	(5)	590,371	(6)

		157,820	114,677			63,951		5,584,201	56,761		4,956,371

Barry P. Flannelly	08/11/2014	20,000	—	48.44	08/10/2021
	01/08/2015	14,363	—	73.21	01/07/2022
	**01/07/2016	—	4,039	95.76	01/06/2026
	01/07/2016	18,784	—	95.76	01/06/2023
	*07/15/2016	16,306	2,785	83.83	07/14/2026
	07/15/2016					1,389	(3)	121,287
	***01/17/2017	16,306	2,785	113.64	01/16/2027
	*07/05/2017	7,327	4,801	128.34	07/04/2027
	07/05/2017					1,759	(3)	153,596
	***01/23/2018	7,327	4,801	94.63	01/22/2028
	*07/02/2018	8,065	14,707	68.62	07/01/2028
	07/02/2018					4,042	(4)	352,947
	***01/04/2019	8,065	16,090	72.27	01/03/2029
	**01/04/2019	—	61,722	72.27	01/03/2029
	*07/02/2019	—	16,428	85.01	07/01/2029
	07/02/2019					6,761	(3)	590,371
	07/02/2019								6,761	(5)	590,371	(6)

		116,543	128,158			13,951		1,218,201	6,761		590,371

(1)
All options listed in this table, other than those marked with an asterisk (*), a double asterisk (**) or a triple asterisk (***), become exercisable as to one-third of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following two years, and have a term of seven years, subject to earlier termination in certain events relating to termination of employment. Options marked with an asterisk become exercisable as to one-fourth of the shares on the first anniversary of the date of grant, with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a double asterisk become exercisable as to all of the shares on the fourth anniversary of the date of grant, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Options marked with a triple asterisk become exercisable as to one-fourth of the shares on the first anniversary of the grant date in July of the preceding year with the remaining shares vesting ratably on a monthly basis thereafter over the following three years, and have a term of ten years, subject to earlier termination in certain events relating to termination of employment. Vesting of all options listed in this table is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(2)
The market value of unvested RSUs and earned performance shares is calculated by multiplying the number of unvested shares held by the applicable named executive officer by $87.32, the closing price of our common stock on December 31, 2019.

60 | Proxy Statement 2020

Executive Compensation
(3)
RSUs that vest in equal installments on each of the first four anniversaries of the grant date, subject to the holder's continued service through such dates. Vesting of the RSUs is subject to acceleration under the circumstances described under "Employment Contracts, Termination of Employment and Change-in-Control Arrangements."

(4)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of revenue based performance criteria. The earned performance shares will vest in equal installments on each of the first four anniversaries of the grant date.

(5)
Represents the target number of shares of common stock underlying performance shares that can be earned based upon the achievement of revenue based performance criteria. The actual number of number of shares of common stock into which each performance share award may convert will be calculated by multiplying the target number of performance shares allocated to that award by performance percentage multipliers ranging from 0% to 125% based on the actual level at which the applicable revenue-based performance goal is achieved, as certified by the Compensation Committee. The earned performance shares will vest in equal installments on each of the first four anniversaries of the grant date of July 2, 2019.

(6)
The market value of unearned and unvested performance shares assumes achievement of the performance goals at the target level of 100% and is calculated by multiplying the number of unearned and unvested target shares held by the applicable named executive officer by $87.32, the closing price of our common stock on December 31, 2019.

(7)
Ms. Stamoulis was appointed Executive Vice President and Chief Financial Officer on February 11, 2019.

(8)
Represents the number of shares of common stock underlying performance shares that were earned based upon the achievement of a specified number of IND filings during a specified time frame. The earned performance shares will vest in full on the third anniversary of the grant date.

(9)
Represents the number of shares of common stock underlying performance shares that become earned if a specified number of new chemical entities are approved by regulatory authorities during a specified time frame and, if earned, vest in full on June 28, 2022.

2019 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)

Hervé Hoppenot	—	—	91,173	(3)	$6,189,208

Christiana Stamoulis	—	—	—		—

Steven H. Stein	—	—	6,225	(4)	$496,208

Wenqing Yao	70,354	$4,766,190	6,225	(5)	$496,208

Barry P. Flannelly	9,324	$245,517	6,225	(6)	$496,208

(1)
Value realized is based on the fair market value of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.

(2)
Value realized is based on the fair market value of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.

(3)
Represents 91,173 shares received upon vesting of RSUs, of which 38,596 shares were automatically withheld to cover tax withholding obligations.

(4)
Represents 6,225 shares received upon vesting of RSUs, of which 1,940 shares were automatically withheld to cover tax withholding obligations.

(5)
Represents 6,225 shares received upon vesting of RSUs, of which 2,470 shares were automatically withheld to cover tax withholding obligations.

(6)
Represents 6,225 shares received upon vesting of RSUs, of which 2,016 shares were automatically withheld to cover tax withholding obligations.

Proxy Statement 2020 | 61

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Hoppenot, our CEO. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019, our last completed fiscal year:

•
the median of the annualized total compensation of all employees of our Company (other than our CEO), was $254,237; and

•
the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $15,151,238.

Based on this information, for 2019 the ratio of the annual total compensation of Mr. Hoppenot, our CEO, to the median of the annual total compensation of all employees was 60 to 1.

To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the "median employee," the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•
We determined that, as of December 31, 2019, our employee population consisted of 1,456 employees, with 1,156 based in the United States and 300 based in Europe and Japan.

•
We selected December 31, 2019, which is within the last three months of 2019, as the date upon which we would identify the "median employee."

•
For all employees, we examined total compensation, which included: base salary, incentive compensation plan payments for non-sales employees, sales incentive compensation plan payments for sales employees, equity awards consisting of stock options and restricted stock units, and other compensation such as 401(k) matching contributions and Company-paid life insurance premiums.

•
We included all employees, whether employed on a full-time or part-time basis, and we annualized the compensation of all permanent employees who were not employed by us for all of 2019.

•
We did not make any cost-of-living adjustments in identifying the "median employee."

•
For employees outside the United States, we converted their compensation to U.S. dollars using the average exchange rate for 2019.

62 | Proxy Statement 2020

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2019, including the 1997 Employee Stock Purchase Plan and the 2010 Stock Incentive Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	15,255,225 (1)	$81.42 (2)	10,315,861 (3)

Equity compensation plans not approved by security holders	—	—	—

Total	15,255,225	$81.42	10,315,861

(1)
Includes 1,975,304 shares subject to RSUs, 173,545 shares subject to earned performance shares and 473,719 shares subject to unearned performance shares outstanding as of December 31, 2019 that were issued under the 2010 Stock Incentive Plan. The number of shares subject to such unearned performance shares represents the maximum number of shares issuable pursuant to such performance shares as of such date.

(2)
RSUs and performance shares, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.

(3)
Includes 453,931 shares available for issuance under the 1997 Employee Stock Purchase Plan and 9,861,930 shares available for issuance under the 2010 Stock Incentive Plan.

Proxy Statement 2020 | 63

Report of the Audit and Finance Committee of the Board

The Audit and Finance Committee of the Board is composed of four directors, each of whom qualifies as "independent" under the current listing requirements of The Nasdaq Stock Market. The current members of the Audit and Finance Committee are Paul J. Clancy, Paul A. Brooke, Wendy L. Dixon and Jacqualyn A. Fouse. The Audit and Finance Committee acts pursuant to a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

In performing its functions, the Audit and Finance Committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company's annual financial statements with accounting principles generally accepted in the United States and the effectiveness of the Company's internal control over financial reporting. It is not the duty of the Audit and Finance Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company's internal control over financial reporting.

Within this framework, the Audit and Finance Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2019 and the Company's internal control over financial reporting. The Audit and Finance Committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, "Communications with Audit Committees," issued by the Public Company Accounting Oversight Board. In addition, the Audit and Finance Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit and Finance Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence.

Based upon these reviews and discussions, the Audit and Finance Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

Audit Committee Paul J. Clancy (Chair) Paul A. Brooke Wendy L. Dixon Jacqualyn A. Fouse

64 | Proxy Statement 2020

PROPOSAL 3 Proposal to Amend the 1997 Employee Stock Purchase Plan

In April 2020, the Board approved an amendment to the Company's 1997 Employee Stock Purchase Plan, subject to the approval of the Company's stockholders at the Annual Meeting. The following summary of the principal features of the Employee Stock Purchase Plan is qualified by reference to the terms of the Employee Stock Purchase Plan, a copy of which is available without charge upon stockholder request to Secretary, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803. The Employee Stock Purchase Plan, as amended, has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC's web site at http://www.sec.gov.

Description of Amendment

The amendment to the Employee Stock Purchase Plan approved by the Board and submitted for stockholder approval consists of an increase in the number of shares of common stock reserved for issuance under the Employee Stock Purchase Plan by 750,000 shares, from 8,850,000 shares to 9,600,000 shares.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan was initially adopted by the Board in February 1997, effective August 1, 1997, and first approved by the Company's stockholders in April 1997. The Employee Stock Purchase Plan was amended and restated by the Board in September 2006. It was further amended by the Board in March 2009, March 2010, March 2011, and March 2016, and our stockholders approved the amendments in May 2009, May 2010, May 2011, and May 2016, respectively. The Board approved an amendment and restatement of the Employee Stock Purchase Plan in November 2014.

The purpose of the Employee Stock Purchase Plan is to provide employees with an opportunity to acquire shares of common stock at a price below their market value and to pay for the purchases through payroll deductions, thereby enabling the Company to attract, retain and motivate valued employees. A total of 8,850,000 shares of common stock currently are reserved for issuance under the Employee Stock Purchase Plan. As of April 1, 2020, 453,931 shares of common stock were available for future issuance under the Employee Stock Purchase Plan (or 1,203,931 shares of common stock including the 750,000 shares subject to stockholder approval at the Annual Meeting).

Administration

The Employee Stock Purchase Plan is administered by the Compensation Committee. The Compensation Committee has the authority to construe, interpret and apply the terms of the Employee Stock Purchase Plan, to determine eligibility, to establish such limitations and procedures as it determines are consistent with the Employee Stock Purchase Plan and to adjudicate any disputed claims under the Employee Stock Purchase Plan.

Eligibility; Price of Shares

Each regular full-time and part-time employee of the Company and certain subsidiaries designated by the Company who customarily works at least 20 hours per week and more than five months in any calendar year, and who is employed by the Company or its designated subsidiary for one month or more on an enrollment date, is eligible to participate in the Employee Stock Purchase Plan. However, no employee is eligible to participate in the Employee Stock Purchase Plan if, immediately after electing to participate, the employee would own stock of the Company (including stock such employee may purchase under outstanding options) representing 5% or more of the total combined voting power or value of all classes of stock of the Company. In addition, no employee is permitted to continue to participate under the Employee Stock Purchase Plan and all

Proxy Statement 2020 | 65

Proposal 3 Proposal to Amend the 1997 Employee Stock Purchase Plan

similar purchase plans of the Company or its subsidiaries, in any calendar year if his or her purchase rights would exceed $25,000 of the fair market value of such stock (determined at the time the right is granted) for that calendar year. As of December 31, 2019, 1,456 employees were eligible to participate in the Employee Stock Purchase Plan.

Under the Employee Stock Purchase Plan, each calendar year is divided into two six-month "purchase periods" commencing May 1 and November 1 of each year. At the end of each purchase period, the Company will apply the amount contributed by the participant during that period to purchase shares of common stock for him or her. The purchase price will be equal to 85% of the lower of (a) the market price of common stock on the first day of the applicable "offering period" or (b) the market price of common stock on the last business day of the purchase period. In general, each offering period is 24 months long, but a new offering period begins every six months. Thus, up to four overlapping offering periods may be in effect at the same time. If the market price of common stock is lower on the purchase date, then the subsequent offering period automatically becomes the applicable offering period. No participant may purchase more than 8,000 shares in any one purchase period. On April 1, 2020, the closing price for our common stock on The Nasdaq Global Select Market was $74.18.

Participation; Payroll Deductions; Purchase of Shares

Eligible employees become participants in the Employee Stock Purchase Plan by executing a subscription agreement authorizing payroll deductions and filing it with our stock administrator at least ten business days before the first day of the applicable offering period. The payroll deductions made for each participant may be not be less than 1% and not more than 10% of the participant's cash compensation, and may not exceed such percentage of the participant's cash compensation as the participant designates. Payroll deductions commence with the first paycheck issued during the offering period and are deducted from subsequent paychecks throughout the offering period unless terminated as provided in the Employee Stock Purchase Plan.

Participants are notified by statements of account as soon as practicable following the end of each purchase period as to the amount of payroll deductions, the number of shares purchased, the purchase price and the remaining cash balance of their accounts. The purchased shares are delivered to a brokerage account and kept in such account pursuant to the subscription agreement.

Withdrawal From the Employee Stock Purchase Plan; Termination of Employment

Participants may withdraw from the Employee Stock Purchase Plan at any time up to two business days prior to the purchase date. As soon as practicable after withdrawal, payroll deductions cease and all amounts credited to the participant's account are refunded in cash, without interest. A participant who has withdrawn from the Employee Stock Purchase Plan cannot be a participant in future offering periods unless he or she re-enrolls pursuant to the Employee Stock Purchase Plan's guidelines.

Termination of a participant's status as an eligible employee is treated as an automatic withdrawal from the Employee Stock Purchase Plan. A participant may designate in writing a beneficiary who is to receive shares and cash in the event of the participant's death subsequent to the purchase of shares, but prior to delivery. A participant may also designate a beneficiary to receive cash in his or her account in the event of such participant's death prior to the last day of the offering period. Any other attempted assignment, except by will, and the laws of descent and distribution, may be treated as a withdrawal.

Amendment and Termination

The Employee Stock Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to applicable laws.

Effect of Certain Corporate Events

In the event of an increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, the Compensation Committee will make adjustments in the number and/or purchase price of shares and/or the number of shares available under the Employee Stock Purchase Plan, as appropriate.

66 | Proxy Statement 2020

Proposal 3 Proposal to Amend the 1997 Employee Stock Purchase Plan

In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another company, the Employee Stock Purchase Plan will terminate and any purchase periods and offering periods then in progress will be shortened to end prior to the sale or merger.

Certain Federal Income Tax Aspects of Awards Under the Plan

This is a brief summary of the federal income tax aspects of participation in the Employee Stock Purchase Plan based on existing U.S. federal income tax laws. This summary does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which the participant may reside.

The Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. A participant does not recognize any taxable income at the time shares are purchased under the Employee Stock Purchase Plan. Instead, taxable income is recognized by the participant when the shares purchased under the Employee Stock Purchase Plan are sold or otherwise disposed of.

Upon a sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends on how long the participant held the shares. If the shares are sold or otherwise disposed of more than 2 years from the first day of the applicable offering period and 1 year from the date of purchase, the participant will recognize ordinary income equal to the lesser of the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price of the shares, or 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.

The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by the participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Plan Benefits

Purchase rights are subject to a participant's discretion, including an employee's decision not to participate in the Employee Stock Purchase Plan, and awards under the Employee Stock Purchase Plan are not determinable. Directors who are not employees are not eligible to participate in, and will not receive any benefit under, the Employee Stock Purchase Plan.

Required Vote

Approval of the amendment to the 1997 Employee Stock Purchase Plan requires the affirmative vote of a majority of the shares present and entitled to vote.

Proxy Statement 2020 | 67

PROPOSAL 4 Ratification of Independent Registered Public Accounting Firm

The Audit and Finance Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020, subject to reconsideration by the Audit and Finance Committee should our stockholders fail to ratify such appointment at the Annual Meeting or should the Audit and Finance Committee not approve Ernst & Young LLP's audit plan for the fiscal year ending December 31, 2020. Ernst & Young LLP has audited our financial statements since the Company's inception in 1991. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or expected to be billed by Ernst & Young LLP for audit and other services rendered.

	Year Ended December 31,

	2019	2018
	(in thousands)

Audit Fees(1)	$2,290	$2,174

(1)
Audit fees include fees and out-of-pocket expenses billed for the audit of the Company's annual statements and reviews of the Company's quarterly financial statements, including the Company's Annual Report on Form 10-K, the audit of the Company's internal control over financial reporting, and include fees for SEC registration statements and consultation on accounting standards or transactions.

The Audit and Finance Committee considered whether the provision of the services other than the audit services is compatible with maintaining Ernst & Young LLP's independence.

Pre-Approval Policies and Procedures

The Audit and Finance Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the Company's independent registered public accounting firm. All of the services provided by the Company's independent registered public accounting firm in 2019 and 2018 were pre-approved.

Required Vote

Ratification will require the affirmative vote of a majority of the shares present and entitled to vote. Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit and Finance Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit and Finance Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interests of the Company and its stockholders.

68 | Proxy Statement 2020

PROPOSAL 5 Stockholder Proposal

Proposal 5 set forth below was submitted to the Company by Dundas I. Flaherty and Sandra J. Kulli, of 3749 Malibu Vista Drive, Malibu, California 90265. Mr. Flaherty and Ms. Kulli state that, as of November 11, 2019, they own in the aggregate 82,210 shares of our common stock and that they intend to continue holding significantly more than the $2,000 minimum through the date of the 2020 Annual Meeting. Mr. Flaherty's and Ms. Kulli's proposal is printed below verbatim. The Company is not responsible for the contents of this proposal or the supporting statement of Mr. Flaherty and Ms. Kulli. Mr. Flaherty and Ms. Kulli have advised the Company that they intend to present the proposal at our Annual Meeting. Our Board recommends a vote AGAINST the proposal for the reasons set forth following the proposal.

STOCKHOLDER PROPOSAL FOR AN INDEPENDENT BOARD CHAIR

RESOLVED: Stockholders of Incyte Corporation urge the Board of Directors to take the steps necessary to adopt a policy, with amendments to governing documents as needed, so that, to the extent feasible, the Chairman of the Board shall be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligations and should specify the process for selecting a new independent chairman if the Chairman ceases to be independent between annual meetings of shareholders or if no independent director is available and willing to serve as Chairman.

SUPPORTING STATEMENT

Last year we proposed that Incyte add an independent Board Chair; 42% of non-insider shareholders voted for that proposal. Nevertheless, our CEO remains Chairman. We believe that, notwithstanding a lead independent director, this arrangement fails to provide needed oversight and accountability. Institutional Shareholder Services evidently agrees, reporting Incyte's Governance Quality Score in the worst 10% of companies rated.

In October 2018, the Securities and Exchange Commission questioned Incyte's non-GAAP accounting, which Incyte changed. We believe Incyte attempted to use inventive accounting to present results favorably, a lapse in good governance.

Incyte has not described a meaningful business strategy, mission definition, or how stockholders will benefit from the strategy and mission. Instead, the Chair/CEO said, in a July 2019 Philadelphia Inquirer article:

"We have this plan—it goes with ups and downs—but the plan is to establish a research-driven biopharma company worldwide: Asia, Europe, North America. We have enough coming th[r]ough the pipeline to give us a realistic perspective of being [worth] multiples of what we are today in five to 10 years. But, even if we are very good and very fast, the return on investment won't be before 2030."

We believe shareholders deserve a serious articulation of Incyte's strategy.

In 2014, the company had one FDA-approved product, ruxolitinib, with two products out-licensed; ruxolitinib has succeeded commercially. However, Incyte has not had much success with other new products. One analyst observed in September 2019: We find it difficult to point to a specific pipeline asset on which we have high conviction from clinical and commercial perspectives.

Concern over new products is the compelling reason to strengthen Incyte by adding an independent Chair. Current good performance from ruxolitinib will eventually not suffice to keep Incyte growing. Results with other new products since 2014, notably the failure of epacadostat in April 2018, have been disappointing. As of late 2019, the stock price was just over half what it was at the time of peak hopes for epacadostat, and up only moderately from its value in 2014.

Proxy Statement 2020 | 69

Proposal 5 Stockholder Proposal

Last year, Incyte's Board argued that adding a new chair would put Incyte at a competitive disadvantage against nimble competitors. We believe the opposite is true, and that independent board leadership would make Incyte even better.

Please vote FOR this proposal.

BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO PROPOSAL 5

Our Board of Directors unanimously recommends a vote "AGAINST" Proposal 5. The Board has considered Proposal 5, and, for the reasons described below, believes that the proposal is not in the best interests of the Company or its stockholders.

Summary.

Our Board is committed to high standards of corporate governance. Our current leadership structure and governing documents permit the roles of Chairman and CEO to be filled by the same or different individuals. Where the Chairman and CEO roles are filled by the same individual, our Corporate Governance Guidelines require the independent directors on our Board to appoint a Lead Independent Director.

The Board has had the roles of Chairman and CEO held by two separate individuals and by the same individual at various times over the past ten years. The Board values its flexibility to select, from time to time, a leadership structure that it believes is most able to serve stockholders' best interests based on the circumstances existing at the time.

Currently, the Board believes that it is in the best interests of our stockholders to have Hervé Hoppenot serve as our CEO and Chairman, coupled with Julian C. Baker—a managing member of the general partner of our largest stockholder (Baker Bros. Advisors LP and affiliated entities (the "Baker Funds"))—serving as our Lead Independent Director. The Baker Funds long-term position as Incyte's largest stockholder closely aligns Mr. Baker's leadership of the Board, as Lead Director, with the long-term interests of all of Incyte's stockholders.

The Board believes that a policy limiting its flexibility to choose, consistent with its fiduciary duties, a leadership structure that in the Board's view enables our Company to most effectively execute its strategy and business plans to maximize stockholder value would also be detrimental to our Company and our stockholders. In this regard, our policy is consistent with at least 80% of the companies in our peer group.

The Board believes it is important to also directly address some of the specific concerns raised in the stockholder proposal.

Commitment to Science and Recent Successes.

The proposal attempts to argue that Incyte does not have or articulate a coherent business strategy. The proposing stockholders have cherry-picked one quote out of context from an article in The Philadelphia Inquirer; and then followed with their conclusion that: "we believe shareholders deserve a serious articulation of Incyte's strategy."

Instead of relying on excerpts from a single article in The Philadelphia Inquirer, we recommend that our stockholders refer to the presentations regularly made by our executives as part of our investor relations communications for "a serious articulation of Incyte's strategy." These presentations are announced in advance and are webcast live and certain materials used in these presentations are archived on our website under "For Investors—Events and Presentations", and specifically under "For Investors—Events & Presentations—Quarterly Results" for our earnings call materials and under "For Investors—Events & Presentations—Corporate Presentations" for other supporting materials.

The proposing stockholders argue that there should be "concern over new products" and focus on whether Mr. Hoppenot's leadership will enable us to continue to grow beyond ruxolitinib. Our Board believes that

70 | Proxy Statement 2020

Proposal 5 Stockholder Proposal

Mr. Hoppenot is doing exactly that, as evidenced by the late-stage clinical successes, recent FDA approval and upcoming FDA approval decisions set forth below:

  •
  We announced positive results from our pivotal trial of pemigatinib in patients with previously treated, advanced cholangiocarcinoma in 2019. We then filed a New Drug Application ("NDA") with the U.S. Food and Drug Administration ("FDA") for pemigatinib in this indication which was accepted by the FDA for Priority Review, and we recently announced the FDA approval of pemigatinib as Pemazyre.

  •
  We entered into a collaboration and license agreement with MorpoSys AG in January 2020 by which we have gained co-commercialization rights in the U.S. and exclusive commercialization rights outside the U.S. for tafasitamab, an investigational humanized Fc-engineered monoclonal antibody directed against CD19. A Biologics License Application for tafasitamab in combination with lenalidomide for the treatment of patients with relapsed or refractory diffuse large B-cell lymphoma has been submitted under Breakthrough Therapy designation and granted Priority Review. The PDUFA date is August 30, 2020.

  •
  We announced in the first quarter of 2020 that both pivotal Phase 3 studies in our TRuE-AD program evaluating ruxolitinib cream for the treatment of patients with mild-to-moderate atopic dermatitis met their primary and secondary endpoints. The data were presented at the 2020 Revolutionizing Atopic Dermatitis Virtual Conference on April 5, 2020. We plan to file an NDA seeking approval of ruxolitinib cream with the FDA before the end of 2020.

  •
  An NDA has been filed for capmatinib, seeking approval in non-small cell lung cancer. Capmatinib is a compound discovered by Incyte scientists and subsequently licensed to Novartis. The capmatinib NDA was submitted under Breakthrough Therapy designation and was granted Priority Review by the FDA with an FDA decision expected in the second half of 2020. If approved, Incyte will be eligible for royalties on global net sales, as well as potential significant milestone payments from Novartis.

Board Commitment to Independence.

The Board maintains a strong commitment to ensuring Board independence so that it is able to maintain effective oversight of management. The Board's commitment to independence includes:

✓
Annual appointment of a strong Lead Independent Director, who also currently represents our largest stockholder, the Baker Funds, thereby ensuring strong representation of stockholder interests

✓
Robust duties of the Lead Independent Director, which include:

•
presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors

•
serving as liaison between the Chairman/CEO and the other independent directors

•
Mr. Baker is actively involved with our Company and devotes a significant amount of his time and energy to fulfilling his responsibilities as Lead Independent Director. Mr. Baker meets regularly, and works closely with, our Chairman and CEO and other senior members of management; also, he facilitates communication among the independent directors on our Board and speaks regularly with each independent director, promoting the candid exchange of ideas among Board members

•
approving information sent to the Board

•
approving meeting agendas for the Board

•
Mr. Baker provides guidance with respect to, in addition to approving, the agendas

•
approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

•
authority to call meetings and executive sessions of the independent directors

•
being available for consultation with stockholders, when appropriate

•
during 2019 and early 2020, Mr. Baker held discussions with several of our leading stockholders, collectively representing nearly 30% of our common stock

Proxy Statement 2020 | 71

Proposal 5 Stockholder Proposal
✓
Review, at least annually, of the Company's strategic plan and the following year's capital and operating budgets

✓
Annual election of all directors, ensuring accountability to stockholders

✓
Regular executive sessions of the independent, non-management directors—without Mr. Hoppenot—to review Company performance, CEO performance, management effectiveness, proposed programs and transactions and the Board meeting agenda items

✓
Requirement that only independent directors serve on the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee

✓
Requirement that a majority of the Board be comprised of independent directors

•
currently, all members of the Board other than Mr. Hoppenot are independent directors

✓
Corporate Governance Guidelines providing that the Board may have access to Company management and employees and its own advisors, at the Board's discretion.

Benefits of Combined Leadership Structure

The Board believes that the Company and our stockholders have been best served by having Mr. Hoppenot in the role of Chairman and CEO for the following reasons:

Mr. Hoppenot is most familiar with our business and the unique challenges we face. As such, Mr. Hoppenot is the director best suited to identify strategic opportunities and focus the activities of the Board.	Mr. Hoppenot's day-to-day insight into our challenges facilitates a timely deliberation by the Board of important matters.

Mr. Hoppenot has and will continue to identify agenda items and lead effective discussions on the important matters affecting us. Mr. Hoppenot's knowledge and extensive experience regarding our operations and the highly-regulated industries and markets in which we compete position him to identify and prioritize matters for Board review and deliberation.
As Chairman and CEO, Mr. Hoppenot serves as an important bridge between the Board and management and provides critical leadership for carrying out our strategic initiatives and confronting our challenges. The Board believes that Mr. Hoppenot brings a unique, stockholder-focused insight to assist the Company to most effectively execute its strategy and business plans to maximize stockholder value.

The strength and effectiveness of the communications between Mr. Hoppenot as our Chairman and Mr. Baker as our Lead Independent Director result in effective Board oversight of the issues, plans and prospects of our Company.
This leadership structure provides the Board with more complete and timely information about the Company, a unified structure and consistent leadership direction internally and externally and provides a collaborative and collegial environment for Board decision-making.

✓
Effective Action on Stockholder Feedback. The substantial and sustained engagement with our stockholders by Mr. Hoppenot—as our Chairman and CEO—and Mr. Baker—as our Lead Independent Director—and their collective and detailed knowledge of stockholder concerns have ensured that stockholder interests in significant governance and compensation enhancements are brought before the Board in a meaningful and timely way. The significant governance and compensation changes enacted following and in response to stockholder feedback in recent years are detailed above in this proxy statement under "Stockholder Engagement", starting on page 8, and include:

o
Aligning the compensation of our Board of Directors to that of our peers

o
Enhancing pay-for-performance by using performance-based shares in executive compensation, increasing the percentage of overall long-term equity compensation that is performance-based shares in

72 | Proxy Statement 2020

Proposal 5 Stockholder Proposal

    2019 to 25% and again in 2020 to 30% and pegging the 2020 awards to a three-year performance period

  o
  Requiring majority voting for directors in uncontested elections

  o
  Adopting a 3-year cash clawback policy for executives

  o
  Requiring that all directors and executive officers hold a minimum amount of Incyte equity

  o
  Imposing a 12-month minimum vesting period for employee equity awards generally

  o
  Eliminating tax gross-ups on perquisites

  o
  Prohibiting hedging transactions in Incyte stock by directors and officers

  o
  Increasing transparency in our discussion of compensation practices and our corporate goals

Strategic Flexibility Helps Maintain Competitive Position with Our Peers.

Our Board currently believes it is in the best interest of the stockholders that Mr. Hoppenot act as Chairman and CEO. The Board has separated the Chairman and CEO roles in the past. The Board considers its leadership structure every year. In the future, circumstances may lead the Board to believe that separating the roles is in the best interests of our stockholders at that time. The proposed requirement of Proposal 5 that the Chairman and CEO roles must be separated would restrict your Board from doing what it thinks is in your best interests at any given time.

Of the 20 companies in our current executive compensation peer group, at least 80%—16 companies—provide their boards with the strategic flexibility to structure their leadership as they believe to be in the best interests of their respective stockholders. The strategic inflexibility proposed by Proposal 5 would force us into a competitive disadvantage against the nimble peer companies with whom we compete for executive talent.

Conclusion and Recommendation AGAINST Proposal 5.

The strong leadership role of the Board's independent directors in the oversight of our Company is evident from the independent composition of the Board aside from our CEO, the exclusively independent composition of the Board's Audit and Finance, Compensation and Nominating and Corporate Governance Committees, and the functioning of the Board's independent directors and Lead Independent Director, who is also a principal in the general partner of the Baker Funds, our largest stockholder. It is important that the Board continues to be able to assess all relevant facts and circumstances, in fulfilment of its fiduciary duty, to determine the leadership structure that is best suited to meet the needs of our Company at any given time. Accordingly, the Board believes that adoption of a fixed policy requiring an independent Chairman is not in the best interests of stockholders.

Proxy Statement 2020 | 73

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 1, 2020, as to shares of our common stock beneficially owned by: (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, (iii) each of our executive officers named under "Executive Compensation—Summary Compensation Table" and (iv) all of our directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals or entities, as the case may be. Unless otherwise indicated below, the address of each beneficial owner listed on the table is c/o Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803. The percentage of our common stock beneficially owned is based on 216,951,933 shares outstanding as of April 1, 2020. In addition, shares issuable pursuant to options or convertible securities that may be acquired within 60 days of April 1, 2020 are deemed to be issued and outstanding and have been treated as outstanding in calculating and determining the beneficial ownership and percentage ownership of those persons possessing those securities, but not for any other individuals.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned(#)(1)	Percentages Beneficially Owned(%)(1)

5% Stockholders

Felix J. Baker(2)	32,580,439	15.0

Baker Bros. Advisors LP and affiliated entities(2)	32,144,737	14.8

The Vanguard Group and affiliates(3)	20,026,323	9.2

BlackRock, Inc.(4)	15,210,086	7.0

Wellington Management Group LLP(5)	13,431,834	6.2

Named Executive Officers and Directors

Hervé Hoppenot(6)	798,410	*

Christiana Stamoulis(7)	24,859	*

Steven H. Stein(8)	95,782	*

Wenqing Yao(9)	196,514	*

Barry P. Flannelly (10)	134,858	*

Julian C. Baker(2)	32,578,022	15.0

Jean-Jacques Bienaimé(11)	110,172	*

Paul A. Brooke(12)	409,383	*

Paul J. Clancy(13)	105,216	*

Wendy L. Dixon(14)	160,251	*

Jacqualyn A. Fouse(15)	55,166	*

Paul A. Friedman(16)	365,503	*

Edmund P. Harrigan (17)	5,024	—

Katherine A. High (18)	1,424	—

All directors and executive officers as a group (20 persons)(19)	35,363,691	16.1

*
Represents less than 1% of our common stock.

74 | Proxy Statement 2020

Security Ownership of Certain Beneficial Owners and Management
(1)
To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table.

(2)
Baker Bros. Advisors LP is the investment adviser to 667, L.P. and Baker Brothers Life Sciences, L.P. ("Baker Funds"). Baker Bros. Advisors (GP), LLC is the sole general partner of Baker Bros. Advisors LP. Julian C. Baker and Felix J. Baker are the managing members of Baker Bros. Advisors (GP), LLC. The address for Baker Bros. Advisors LP, the Baker Funds, Julian C. Baker and Felix J. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014. Pursuant to the management agreements, as amended, among Baker Bros. Advisors LP, the Baker Funds and their respective general partners, the Baker Funds' respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Baker Funds, and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Baker Funds' investments and voting power over investments. According to an amended Schedule 13D filed June 7, 2019, the total number of shares of our common stock beneficially owned includes shares directly held as follows:

Holder	Shares

667, L.P.	2,686,870

Baker Brothers Life Sciences, L.P.	29,150,637

Julian C. Baker	418,531

Felix J. Baker	281,190

Entities affiliated with Julian C. Baker and Felix J. Baker	154,512

Pursuant to an agreement between Baker Bros. Advisors LP and Julian C. Baker, Baker Bros. Advisors LP has sole voting and dispositive power with respect to 139,758 shares owned directly by Julian C. Baker that were received by Mr. Baker either upon exercise of options or in lieu of cash fees in connection with serving as a member of our Board of Directors and with respect to 168,992 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020 that are held by Julian C. Baker and that are included in the number of shares shown as beneficially owned.

(3)
According to an amended Schedule 13G filed February 12, 2020, filed by The Vanguard Group ("Vanguard"), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has sole dispositive power with respect to 19,714,377 shares, shared dispositive power with respect to 311,946 shares, sole voting power with respect to 277,943 shares and shared voting power with respect to 50,490 shares. The address of the principal place of business of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)
According to an amended Schedule 13G filed February 5, 2020, filed by BlackRock, Inc. ("BlackRock"), BlackRock, in its capacity as investment adviser, may be deemed to beneficially own and has sole dispositive power with respect to all shares listed in the table and has sole voting power with respect to 13,749,807 shares. The address of the principal place of business of BlackRock is 55 East 52nd Street, New York, New York, 10022.

(5)
According to an amended Schedule 13G filed January 27, 2020, filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors LLP and Wellington Management Company LLP (collectively, "Wellington"), Wellington, in its capacity as investment adviser, may be deemed to beneficially own all shares listed in the table, and has shared dispositive power with respect to all such shares and shared voting power with respect to 12,947,665 shares. The address of the principal place of business of Wellington is 280 Congress Street, Boston, Massachusetts 02110.

(6)
Includes 599,550 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 1, 2020.

(7)
Includes 22,752 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 1, 2020.

(8)
Includes 93,260 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 1, 2020.

(9)
Includes 165,157 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 1, 2020.

(10)
Includes 131,830 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 1, 2020.

(11)
Includes 103,992 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020.

(12)
Includes 148,992 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020.

(13)
Includes 103,992 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020.

(14)
Includes 148,992 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020.

Proxy Statement 2020 | 75

Security Ownership of Certain Beneficial Owners and Management
(15)
Includes 53,367 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020.

(16)
Includes 96,492 shares subject to RSUs that will vest and options exercisable within 60 days of April 1, 2020.

(17)
Dr. Harrigan was appointed to the Board of Directors effective December 2019. Includes 4,822 shares subject to RSUs that will vest and options that will become exercisable immediately prior to the date of the 2020 Annual Meeting.

(18)
Dr. High was appointed to the Board of Directors effective March 2020. Includes 1,424 shares subject to RSUs that will vest and options that will become exercisable immediately prior to the date of the 2020 Annual Meeting.

(19)
Includes shares included pursuant to the second paragraph of note (2) and notes (6), (7), (8), (9), (10), (11), (12), (13), (14), (15), (16), (17) and (18) above and 235,955 shares subject to RSUs and earned performance shares that will vest and options exercisable within 60 days of April 1, 2020 held by other executive officers of the Company.

76 | Proxy Statement 2020

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10% of our common stock are required to report their initial ownership of our common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and we are required to identify in this Proxy Statement those persons who failed to timely file these reports. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons, we believe that all of the filing requirements for such persons were satisfied for 2019.

Stockholder Proposals for the 2021 Annual Meeting

To be considered for inclusion in the Company's proxy statement for the Company's 2021 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 17, 2020. These proposals also must comply with the proxy proposal submission rules of the Securities and Exchange Commission under Rule 14a-8.

A stockholder proposal not included in the Company's proxy statement for the 2021 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company, provides the information required by the Company's Bylaws, and otherwise complies with the provisions of the Company's Bylaws. To be timely, our Bylaws provide that the Company must have received the stockholder's notice not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. However, in the event that the 2021 Annual Meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year's annual meeting of stockholders, notice by the stockholder to be timely must be so received by the Secretary of the Company not later than the close of business on the later of (1) the 90th day prior to the date of the meeting and (2) the 10th day following the first public announcement or disclosure of the date of the 2021 Annual Meeting.

Proxy Statement 2020 | 77

Annual Report

We will furnish without charge, upon written request of any person who was a stockholder or beneficial owner of common stock at the close of business on April 1, 2020, the record date, a copy of our Annual Report on Form 10-K, including the financial statements, the financial statement schedules, and all exhibits. The written request should be sent to: Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, DE 19803.

Whether you intend to be present at the Annual Meeting or not, we urge you to vote by telephone, the internet, or by signing and mailing the enclosed proxy promptly.

By Order of the Board of Directors

Hervé Hoppenot President and Chief Executive Officer

April 20, 2020

78 | Proxy Statement 2020

Frequently Asked Questions

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on April 1, 2020, the Record Date, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder as of the Record Date.

How many shares must be present to hold the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of our outstanding common stock on the Record Date constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. As of the close of business on the Record Date, there were 216,951,933 shares of our common stock outstanding. If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for purposes of determining a quorum. If your shares are held in street name, your shares are counted as present for purposes of determining a quorum if your broker, bank or other nominee submits a proxy covering your shares. Your broker, bank or other nominee is entitled to submit a proxy covering your shares as to certain "routine" matters, even if you have not instructed your broker, bank or other nominee on how to vote on those matters. Please see "How are votes counted?" below. If a quorum is not present, we expect that the Annual Meeting will be adjourned until we obtain a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the "stockholder of record." This Proxy Statement, our Annual Report and the proxy card have been sent directly to you by Incyte.

Beneficial Owner.    If your shares are held in a stock brokerage account or by a broker, bank or other nominee, you are considered the "beneficial owner" of shares held in street name. This Proxy Statement and our Annual Report have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction form provided by your broker, bank or other nominee.

Proxy Statement 2020 | 79

Frequently Asked Questions

How do I vote?

You may vote using any of the following methods:

By Mail	By Telephone	By Internet	In Person at the Annual Meeting*
Mail – Follow the instructions in your proxy materials.	Telephone – Stockholders of record may call toll-free 1-800-652–VOTE (8683)	By Internet – Stockholders of record may vote online at www.envisionreports.com/INCY	In Person at the Annual Meeting – You may obtain directions to the Annual Meeting by contacting our Company's Investor Relations Department at (302) 498-6700.

Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or other nominees. The telephone voting facilities will close at 11:59pm, Eastern Daylight Time, the day before the meeting date.
Most stockholders who hold shares beneficially in street name may provide voting instructions to their brokers, banks or other nominees by accessing the website specified on the voting instruction form provided by their brokers, banks or other nominees. The internet voting facilities will close at 11:59pm, Eastern Daylight Time, the day before the meeting date.
Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the meeting.
*
We intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. If stockholder attendance is not permitted or we determine that it is not in the best interest of our employees, stockholders and community to permit stockholder attendance, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so via a press release, and will post details on how to participate on our website and file additional proxy materials with the SEC.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of our Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later dated proxy. If you submitted your proxy by telephone or the internet, you may change your vote or revoke your proxy with a later telephone or internet proxy, as the case may be. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. For shares you hold beneficially in street name, you may change your vote or revoke your proxy by submitting new voting instructions to or informing your broker, bank or other nominee in accordance that entity's procedures for changing or revoking your voting instructions.

How are votes counted?

In the election of directors, you may vote "FOR," "AGAINST" or "ABSTAIN" for each nominee. For each of Proposals 2, 3, 4 and 5, you may vote "FOR," "AGAINST" or "ABSTAIN."

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the nominees to the Board of Directors, "FOR" the approval of the compensation of our named executive officers, "FOR" the approval of the amendment to our 1997 Employee Stock Purchase Plan, "FOR" the ratification of the independent registered public accounting firm, "AGAINST" the stockholder proposal, if properly presented, and in the discretion of the proxy holders on any other matters that may properly come before the meeting.

If you hold shares beneficially in street name and do not provide your broker, bank or other nominee with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker, bank or other nominee is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. If you hold shares beneficially in street name and do not vote your shares, your broker, bank or other nominee can vote your shares at its discretion only on Proposal 4, the

80 | Proxy Statement 2020

Frequently Asked Questions

ratification of the independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, other than Proposal 4, assuming that a quorum is obtained.

What vote is required to approve each item?

We have a majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy. A "majority of the votes cast" means that the number of votes cast "FOR" a director nominee exceeds the number of votes cast "AGAINST" the nominee. If a director nominee is an incumbent director and does not receive a majority of the votes cast in an uncontested election, that director will continue to serve on the Board as a "holdover" director, but will be subject to our director resignation policy. Additional information concerning our director resignation policy is set forth under the heading "Corporate Governance—Majority Voting Policy."

The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal		Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)

1	Election of Directors	A nominee for director will be elected if the votes cast "FOR" such nominee exceed the votes cast "AGAINST" such nominee.	No effect Not considered votes cast on this proposal	No Brokers without voting instructions will not be able to vote on this proposal

2	Advisory Vote to Approve Executive Compensation	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal

3	Approval of the Amendment to the 1997 Employee Stock Purchase Plan	The affirmative "FOR" vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal

4	Ratification of the Appointment of Ernst & Young LLP	The affirmative "FOR" vote of a majority of the shares present at the Annual Meeting in person or by proxy and entitled to vote.	Counted as vote Same effect as votes against	Yes Brokers without voting instructions will have discretionary authority to vote

5	Stockholder Proposal	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote.	Counted as vote Same effect as votes against	No Brokers without voting instructions will not be able to vote on this proposal

(1)
As noted above, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.

(2)
Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Proxy Statement 2020 | 81

Frequently Asked Questions

If any other matter is properly brought before the Annual Meeting, such matter also will be determined by the affirmative vote of a majority of the shares of common stock present at the Annual Meeting in person or by proxy and entitled to vote at the Annual Meeting.

What is "householding" and how does it affect me?

We have adopted a process for mailing our Annual Report and this Proxy Statement called "householding," which has been approved by the Securities and Exchange Commission. Householding means that stockholders who share the same last name and address will receive only one copy of our Annual Report and this Proxy Statement, unless we receive contrary instructions from any stockholder at that address. We will continue to mail a proxy card to each stockholder of record.

If you prefer to receive multiple copies of our Annual Report and this Proxy Statement at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Investor Relations Department, Incyte Corporation, 1801 Augustine Cut-Off, Wilmington, Delaware 19803 or by calling (302) 498-6700 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Annual Report and this Proxy Statement can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our Annual Report and this Proxy Statement or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of our common stock. In addition, we have engaged D.F. King & Co., Inc. to assist us in soliciting proxies for a fee of $12,500, plus out-of-pocket expenses.

82 | Proxy Statement 2020

Appendix A

Note Regarding Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: tafasitamab adding to our near and longer-term growth; our expectations regarding FDA approvals for capmatinib and tafasitamab and the timing thereof; our expectations regarding the submission of our application for FDA approval of ruxolitinib cream in mild-to-moderate atopic dermatitis and to progress our Phase 3 program in vitiligo; our expectations regarding our reporting of progress across multiple additional development opportunities in oncology; our expectation that 2020 will be a transformational year for Incyte; and our beliefs regarding the benefits and effects of our compensation policies and methods.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: unanticipated delays, including delays as a result of the COVID-19 outbreak and measures intended to limit the outbreak; determinations made by the FDA and other regulatory authorities, including the possibility that the results of clinical trials are insufficient to meet applicable regulatory standards for approval; unanticipated delays in obtaining results from clinical trials; the ability to enroll sufficient numbers of subjects for our clinical trials; risks relating to further research and development and the results of clinical trials; the effects of market competition; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2019. We disclaim any intent or obligation to update these forward-looking statements.

Proxy Statement 2020 | A-1

Appendix B

1997 EMPLOYEE STOCK PURCHASE PLAN OF

INCYTE CORPORATION

(As amended on April 14, 2020)

The following constitute the provisions of the 1997 Employee Stock Purchase Plan of Incyte Corporation, as amended and restated effective April 14, 2020.

1.                                      Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.                                      Definitions.

(a)                                 “Administrator” shall mean the Board or a committee consisting exclusively of members of the Board that has been appointed by the Board and authorized to administer the Plan.

(b)                                 “Board” shall mean the Board of Directors of the Company.

(c)                                  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)                                 “Common Stock” shall mean the Common Stock, $.001 par value, of the Company.

(e)                                  “Company” shall mean Incyte Corporation.

(f)                                   “Compensation” shall mean all cash salary, wages, commissions and bonuses, but shall not include any imputed income or income arising from the exercise or disposition of equity compensation.

(g)                                  “Effective Date” shall mean April 14, 2020.

(h)                                 “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board or by an executive officer of the Company, from time to time in the Board’s or such officer’s sole discretion, as eligible to participate in the Plan.  A listing of Designated Subsidiaries shall be maintained as Appendix A to the Plan.

(i)                                     “Employee” shall mean any individual who is an Employee of the Company or its Designated Subsidiaries for tax purposes whose customary employment is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or its Designated Subsidiaries, as applicable.  Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(j)                                    “Enrollment Date” shall mean the first day of each Offering Period.

(k)                                 “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(l)                                     “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)                                 If the Common Stock is listed on any established stock exchange other than The NASDAQ Stock Market, its Fair Market Value shall be the last reported sale price for the Common Stock reported by the applicable composite transactions report for such exchange on the date of determination, as reported on such stock exchange’s website or such other source, including The Wall Street Journal, as the Administrator deems reliable; or

(2)                                 If the Common Stock is listed on The NASDAQ Stock Market, its Fair Market Value shall be the last reported sale price for the Common Stock quoted on The NASDAQ Stock Market on the date of determination, as reported on www.nasdaq.com or such other source, including The Wall Street Journal, as the Administrator deems reliable;

(3)                                 If the Common Stock is traded over-the-counter and is quoted on the OTC Bulletin Board, its Fair Market Value shall be the last transaction price for the Common Stock quoted by the OTC Bulletin Board on the date of determination, as reported on www.otcbb.com or such other source as the Administrator deems reliable;

(4)                                 If the Common Stock is traded over-the-counter but is not quoted on the OTC Bulletin Board, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported on www.pinksheets.com or such other source as the Administrator deems reliable; or

(5)                                 In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(m)                             “Offering Periods” shall mean the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1 and November 1 of each year and terminating on the last Trading Day in the periods ending twenty-four months later.  The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(n)                                 “Plan” shall mean this 1997 Employee Stock Purchase Plan of Incyte Corporation.

(o)                                 “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(p)                                 “Purchase Period” shall mean the approximately six-month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.  The duration and timing of Purchase Periods may be changed pursuant to Section 4 of this Plan.

(q)                                 “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(r)                                    “Subsidiary” shall mean a corporation (as defined in Treasury Regulation section 1.421-1(i)), domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s)                                   “Trading Day” shall mean a day on which the national securities exchange or stock market on which the Common Stock is principally traded, or, if the Common Stock is not listed or quoted on any securities exchange or stock market, the New York Stock Exchange, is open for trading.

3.                                      Eligibility.

(a)                                 Any Employee who has been employed for one month or more on a given Enrollment Date shall be eligible to participate in the Plan.

(b)                                 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company, its parent and Subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.                                      Offering Periods.  The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1 and November 1 each year, or on such other dates as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof.  The Board or a committee thereof shall have the power to change the duration of Offering Periods (including the commencement dates thereof) and Purchase Periods thereunder with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.                                      Participation.

(a)                                 An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions substantially in the form of Exhibit A to this Plan and filing it with the Company’s stock administrator not later than ten (10) business days prior to the applicable Enrollment Date.

(b)                                 Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.                                      Payroll Deductions.

(a)                                 At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not more than ten percent (10%) of the participant’s Compensation, with such amount designated in integral multiples of one percent (1%); provided, however, that the aggregate of such payroll deductions during any Offering Period shall not exceed ten percent (10%) of the participant’s aggregate Compensation during such Offering Period.

(b)                                 All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only.  A participant may not make any additional payments into such account.

(c)                                  A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions as provided in this Section 6(c).  A participant may increase the rate of his or her payroll deductions only as of the beginning of a Purchase Period.  Such increase shall take effect with the first payroll following the beginning of the new Purchase Period provided the participant has completed and delivered to the Company’s stock administrator a new subscription agreement authorizing the increase in the payroll deduction rate at least ten (10) business days prior to the beginning of the new Purchase Period.  A participant may decrease the rate of his or her payroll deductions each month.  Any decrease shall become effective as of the first payroll of the next calendar month following the date that the participant completes and delivers to the Company’s stock administrator a new subscription agreement authorizing the decrease in the payroll deduction rate.  However, if the subscription agreement is not received at least five (5) business days prior to such payroll, the decrease shall become effective as of the first payroll of the second succeeding calendar month.  The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period.  Subject to the foregoing, a participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)                                 Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.  Such a decrease shall not be treated as a withdrawal from the Plan subject to Section 10, unless the participant elects to withdraw pursuant to Section 10.  Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless the participant elects to withdraw from the Plan as provided in Section 10 hereof.

(e)                                  At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company or a Designated Subsidiary, as applicable, may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.                                      Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than eight thousand (8,000) shares of Common Stock (subject to any adjustment pursuant to Section 18) on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof.  The option shall expire on the last day of the Offering Period.

8.                                      Exercise of Option.  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares of Common Stock subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9.                                      Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, a share certificate or certificates representing the number of shares of Common Stock so purchased shall be delivered to a brokerage account designated by the Company and kept in such account pursuant to a subscription agreement between each participant and the Company and subject to the conditions described therein which may include a requirement that shares be held and not sold for certain time periods, or the Company shall establish some other means for such participants to receive ownership of the shares.

10.                               Discontinuation; Withdrawal.

(a)                                 A participant may discontinue his or her participation in the Plan only by withdrawing from the Plan as provided in this Section 10.  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan by giving written notice to the Company substantially in the form of Exhibit B to this Plan.  Such notice must be received by the Company no later than 2:00 p.m. Pacific Standard Time on the second Trading Day preceding the Exercise Date.  All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period.  If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement in accordance with Section 5(a).

(b)                                 A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the participant withdraws from the Plan, subject to compliance with Section 5(a).

11.                               Termination of Employment.

Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.                               Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.                               Stock.

(a)                                 The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be nine million six hundred thousand (9,600,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof.  If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)                                 The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)                                  Shares purchased by a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.                               Administration.  The Plan shall be administered by the Administrator.  The Administrator shall have full and exclusive discretionary authority to adopt such rules, guidelines and forms as it deems appropriate to implement the Plan, to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan.  Every finding, decision and determination made by the Administrator shall, to the full extent permitted by law, be final and binding upon all parties.

15.                               Designation of Beneficiary.

(a)                                 A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)                                 Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.                               Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.                               Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.                               Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)                                 Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of outstanding shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Periods shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)                                  Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, limited liability company or other entity, the Plan shall terminate upon the date of the consummation of such transaction and any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date, unless the plan of merger, consolidation or reorganization provides otherwise.  The New Exercise Date shall be determined by the Board in its sole discretion; provided, that the New Exercise Date shall be before the date of the Company’s proposed sale or merger.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.  The Plan shall in no event be construed to restrict the Company’s right to undertake any liquidation, dissolution, merger, consolidation or other reorganization.

19.                               Amendment or Termination.

(a)                                 The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)                                 Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods or Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

20.                               Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.                               Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or stock market upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.                               No Rights As An Employee.  Nothing in the Plan or in any right granted under the Plan shall confer upon a participant any right to continue in the employ of the Company or any Designated Subsidiary for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or any Designated Subsidiary or of a participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

23.                               Term of Plan.  The Plan, as amended and restated, shall become effective upon the Effective Date.  It shall continue until terminated under Section 19 hereof.

24.                               Automatic Transfer to Low Price Offering Period.  To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 11:59pm, (EDT), on May 25, 2020 Online Go to www.envisionreports.com/INCY or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. www.envisionreports.com/INCY Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + 1. Election of Directors: For Against Abstain For Against Abstain For Against Abstain 01 - Julian C. Baker 02 - Jean-Jacques Bienaimé 03 - Paul J. Clancy 04 - Wendy L. Dixon 05 - Jacqualyn A. Fouse 06 - Paul A. Friedman 07 - Edmund P. Harrigan 08 - Katherine A. High 09 - Hervé Hoppenot For Against Abstain For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation of the Company's named executive officers. 3. To approve an amendment to the Company's 1997 Employee Stock Purchase Plan. 4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2020. 5. To vote on a stockholder proposal, if properly presented, described in more detail in the proxy statement. 6. In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 9 4 B M 038NCC B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-4 and AGAINST Proposal 5. 2020 Annual Meeting Proxy Card

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2019 are available at http://www.envisionreports.com/incy q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For Annual Meeting — May 26, 2020 HERVÉ HOPPENOT, CHRISTIANA STAMOULIS and MARIA E. PASQUALE, or any of them, each with the power of substitution, are hereby authorized to represent as proxies and vote with respect to the proposals set forth below and in the discretion of such proxies on all other matters that may be properly presented for action all shares of stock of Incyte Corporation (the “Company”) the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices at 1815 Augustine Cut-Off, Wilmington, Delaware 19803, on Tuesday, May 26, 2020 at 1:00 p.m., Eastern Daylight Time, or at any postponement or adjournment thereof, and instructs said proxies to vote as follows: Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR each director nominee, FOR items 2, 3 and 4, and AGAINST item 5 and in accordance with the discretion of the proxies on any other matters as may properly come before the Annual Meeting. (continued and to be signed on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items Proxy – INCYTE CORPORATION Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/INCY